Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

9701 Wilshire Boulevard, Suite 700
Beverly Hills, California 90212

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
Monday, May 16, 2016
10:30 a.m. Pacific Time

Place:

Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403

Items of Business:

  •
  Election of Directors.  To elect twelve (12) members to the Board of Directors of PacWest Bancorp to serve until the 2017 Annual Meeting of Stockholders;

  •
  Approval of the Amended and Restated 2003 Stock Incentive Plan.  To approve the Company's Amended and Restated 2003 Stock Incentive Plan;

  •
  Advisory Vote on Executive Compensation.  To approve, on an advisory basis (non-binding), the compensation of the Company's named executive officers;

  •
  Ratification of the Appointment of Independent Auditors.  To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2016;

  •
  Adjournments.  To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the 2016 Annual Meeting of Stockholders (the "Annual Meeting") to solicit additional proxies; and

  •
  Other Business.  To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who May Vote:

You may vote if you were a stockholder of record on the close of business on March 21, 2016.

YOUR VOTE IS IMPORTANT.

We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote at your earliest convenience by telephone, Internet, or, if you received printed proxy materials, by completing, signing and returning by mail a proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (1) TELEPHONE, (2) INTERNET, (3) COMPLETING, SIGNING AND RETURNING A PAPER PROXY CARD BY MAIL IF YOU RECEIVED PRINTED PROXY MATERIALS, OR (4) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m. Eastern Time on May 15, 2016.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

If you plan to attend the Annual Meeting, please note that admission will be on a first come, first served basis. You may obtain directions to the Jonathan Club, 850 Palisades Beach Road, Santa Monica, California 90403 by calling the Jonathan Club directly at (310) 393-9245. Each stockholder who attends may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts (street name holders) will also need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

/s/ KORI L. OGROSKY Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary

Beverly Hills, California
March 25, 2016

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The Board of Directors of PacWest Bancorp is referred to in this Proxy Statement as "the Board of Directors" or "the Board". PacWest Bancorp is referred to in this Proxy Statement as "PacWest", the "Company", "we" or "our".

This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2015 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report").

VOTING AND MEETING INFORMATION

Please carefully review the proxy materials for the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on May 16, 2016 at 10:30 a.m., local time, at the Jonathan Club, and follow the instructions below to cast your vote on all of the voting matters.

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 21, 2016 (the "Record Date"). On the Record Date, there were 120,208,695 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Advance Voting Methods

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods (see page 6 for additional details).

You can vote in advance in one of three ways:

  •
  Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET;

  •
  Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE; or

  •
  If you received a paper proxy card or voting instruction form, complete, sign, date and return the proxy card or voting instruction form in the enclosed envelope BY MAIL.

Attending and Voting at the Annual Meeting

All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 2 on page 6.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2016

Unless you previously elected to receive paper copies of our proxy materials, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the Internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.

It is anticipated that the Notice will be mailed to stockholders on or before April 6, 2016.

The Notice, this Proxy Statement and our Annual Report are available at our investor relations website at www.pacwestbancorp.com/stockholders.

Ballot Items

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Board Recommendation

PROPOSAL 1. Election of Directors (page 18)
To elect twelve (12) directors.	FOR
PROPOSAL 2. Approval of the Amended and Restated 2003 Stock Incentive Plan (page 26)
To approve the Company's Amended and Restated 2003 Stock Incentive Plan.	FOR
PROPOSAL 3. Advisory Vote on Executive Compensation (page 58)
To approve, on an advisory basis (non-binding), the compensation of the Company's named executive officers.	FOR
PROPOSAL 4. Ratification of the Appointment of Independent Auditors (page 62)
To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2016.	FOR

Director Nominees (Page 21)

The following table provides summary information about each director nominee:

NAME	AGE(1)	DIRECTOR SINCE	COMMITTEE MEMBERSHIPS(2)(3)

Paul R. Burke*	53	2015	CNG(4)
Craig A. Carlson*	65	2010	E, A, R (Chair)
John M. Eggemeyer	70	2000	E (Chair)
Barry C. Fitzpatrick*	69	2000	CNG, E
Andrew B. Fremder*	54	2014	E, ALM (Chair)
C. William Hosler*	52	2014	A, CNG
Susan E. Lester*	59	2003	A (Chair), ALM, R, E
Roger H. Molvar*	60	2014	A, CNG, R
James J. Pieczynski	53	2014	ALM, R
Daniel B. Platt	69	2003	ALM, R
Robert A. Stine*	69	2000	E, CNG (Chair)
Matthew P. Wagner	59	2000	E, ALM, R
*
Independent Director

(1)
As of the Record Date

(2)
A = Audit Committee; E = Executive Committee; CNG = Compensation, Nominating and Governance Committee; ALM = Asset Liability Management Committee; R = Risk Committee

(3)
Mr. Matz is currently a member of the Audit and CNG Committees, and Mr. Lowrey is currently a member of the Risk and ALM Committees. Neither of Messrs. Matz or Lowrey is standing for re-election in connection with the Annual Meeting.

(4)
Mr. Burke will become a member of the CNG Committee immediately following his election at the Annual Meeting.

Amended and Restated 2003 Stock Incentive Plan (Page 26)

The 2003 Stock Incentive Plan (the "Plan") is being amended to, among other things: (i) add total stockholder return to the list of business criteria on which performance goals may be based for awards, (ii) eliminate the administrator's ability to reprice options or other awards without the approval of the Company's stockholders, and (iii) limit the value of awards that may be granted to any of the Company's non-employee directors in a calendar year. The proposed amended and restated Plan will not increase the number of shares reserved for future issuance beyond what the stockholders previously approved in January 2014 when stockholders voted in favor of amending the Plan. Except as set forth above, the material terms of the Plan will remain the same.

Executive Compensation Program Highlights (Page 43)

Our executive compensation program is designed to align Company objectives with stockholder interests by tying a material portion of executive compensation to Company performance. Below are highlights of our current executive compensation program:

  •
  Beginning in 2016, to further emphasize the Company's commitment to its pay-for-performance philosophy, the Company granted 50% of its executive annual long-term incentive awards in the form of performance restricted stock units ("PRSUs") and granted 50% of its executive annual long-term incentive awards in the form of time-based restricted stock awards ("RSAs");

  •
  PRSUs are earned based on the following three rigorous metrics, all of which are key measures of the Company's financial performance: (i) relative total stockholder return ("Relative TSR"), (ii) diluted earnings per share ("EPS"), and (iii) return on average assets ("ROAA"), in each case more particularly discussed under "Compensation Discussion and Analysis – 2016 Executive Compensation Decisions"; and

  •
  Above-target compensation is paid only if the Company delivers above-target performance.

Five-Year Financial Performance; 2015 Operating Highlights (Page 37)

The Company had another strong year in 2015 in key financial areas. Our financial performance below highlights the growth and success of our Company in the last five years.

Fiscal Year	Diluted Earnings Per Share	Net Income (In Millions)	Tangible Book Value Per Share	Total Assets (In Billions)	Return on Average Assets	Return on Tangible Common Equity

2015	$2.79	$299.6	$17.86	$21.3	1.70%	15.8%
2014	$1.92	$168.9	$17.17	$16.2	1.27%	11.9%
2013	$1.08	$45.1	$12.72	$6.5	0.74%	8.3%
2012	$1.54	$56.8	$13.22	$5.5	1.04%	11.8%
2011	$1.37	$50.7	$13.14	$5.5	0.92%	11.3%

Additional 2015 financial and non-financial highlights are as follows:

  •
  Net earnings of $2.79 per diluted share, up 44% from 2014;

  •
  Organic loan growth of $800 million, or 7%;

  •
  Core tax equivalent net interest margin ("NIM") of 5.25%;

  •
  Increased core deposits by $4.4 billion, including $3.6 billion from the acquisition of Square 1 Financial, Inc. ("Square 1") and its subsidiary bank, Square 1 Bank;

  •
  Continued our $0.50 quarterly cash dividend; and

  •
  Completed the Square 1 acquisition.

Corporate Governance (Page 12)

The Company is committed to maintaining strong governance practices, and the Board regularly reviews its governance procedures to ensure compliance with laws, rules and regulations. Our website at www.pacwestbancorp.com includes important information about our policies and Board committee charters, including the Company's Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and all of the Company's Securities and Exchange Commission ("SEC") filings and press releases. Examples of our robust corporate governance practices include:

  •
  Annual Election of All Directors

  •
  Majority Voting for Directors in Uncontested Elections

  •
  Lead Independent Director

  •
  Majority Independent Directors

  •
  Independent Audit and Compensation, Nominating and Governance Committees

  •
  Regular Executive Sessions of Directors

  •
  Regular Board and Committee Self-Evaluations

  •
  Annual Board review of senior management succession plans

  •
  Anti-Hedging Policy

  •
  Active Stockholder Outreach

  •
  Pay for Performance Philosophy

  •
  Stock Ownership Guidelines for Executives and Directors

  •
  Clawback Provisions for Executive Incentive Compensation

  •
  Double Trigger Change-of-Control Provisions for Stock Awards

  •
  Elimination of Tax Gross-Up Payments

Summary of Stockholder Engagement and Resulting Changes

We engage with our major stockholders on governance and compensation matters as part of our commitment to be responsive to stockholders and to ensure that our actions are informed by the viewpoints of our investors. In addition, we strive to regularly review and improve our pay practices to ensure they are aligned with stockholder interests. We were disappointed with the results of our "say-on-pay" votes at both our 2014 and 2015 Annual Meetings.

Since our last "say-on-pay" vote, we had conversations with many of our institutional investors to discuss stockholders' perspectives about our executive compensation program, and we incorporated investor feedback into aspects of our 2016 executive compensation program. Details of our compensation program including enhancements to our 2016 compensation program based on investor feedback begin on page 43.

Key stockholder concerns included the following:

Stockholder Feedback	Changes Made In Response	Description

• Concern that there is a lack of stockholder outreach	• Increased our stockholder outreach and established a plan for thoughtful and continued dialogue with our stockholders	• Schedule calls with stockholders on a regular basis
• Concern that not enough executive compensation is tied to Company performance

•

Restructured executive compensation program to tie a significantly greater portion of executive compensation to Company performance

•

No equity grants were made in 2015 except in connection with new hires and promotions

•

The 2016 incentive awards include performance restricted stock units to executive officers that vest only upon the achievement of objective, rigorous performance metrics and represent 50% of an executive's total incentive award

• Concern that key performance metrics with respect to performance restricted stock units be rigorous	• Established Relative TSR, EPS and ROAA metrics (described in detail under "Compensation, Discussion and Analysis – 2016 Executive Compensation Decisions"	• Established Relative TSR, EPS and ROAA metrics for 2016 grants of performance restricted stock units that are key measures of our financial performance

Stockholders are urged to read the Compensation Discussion and Analysis (the "CD&A") section and other information in this Proxy Statement. The Compensation, Nominating and Governance Committee ("CNG Committee") and the Board believe that the information provided in that section demonstrates that our executive compensation program aligns our executives' compensation with the Company's short-term and long-term performance and provides the compensation and incentives needed to attract, reward, motivate and retain key executives who are crucial to executing the Company's strategy for long-term success.

Information About the Meeting and Voting (Page 6)

Please see the Information About the Annual Meeting and Voting section beginning on page 6 for important information about the Annual Meeting. The deadlines to submit stockholder proposals for the 2017 Annual Meeting of Stockholders can be found in the "Other Business" section on page 73.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at our Annual Meeting and at any postponements or adjournments thereof.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.  Who is entitled to vote? How many votes am I entitled to?

Only stockholders of record as of the close of business on March 21, 2016 (the "Record Date") may vote at the Annual Meeting. According to Wells Fargo Shareowner Services, our transfer agent, there were 120,208,695 shares of common stock outstanding held by approximately 1,740 stockholders as of the Record Date, excluding 1,562,557 shares of unvested time-based restricted stock.

Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the close of business on the Record Date on any matter submitted to the stockholders for a vote, except that stockholders may vote their shares cumulatively for the election of director nominees if certain conditions are met at the Annual Meeting. Cumulative voting may only be exercised at the Annual Meeting if: (i) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (ii) prior to voting, at least one stockholder has given notice at the Annual Meeting of his or her intention to cumulate his or her votes. If one of the Company's stockholders gives notice of the intention to vote cumulatively, then persons holding the proxies solicited by the Board will exercise his or her cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible.

Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,200 votes which you could then distribute among one or more director nominees since there are twelve (12) directors to be elected.

2.  What different methods can I use to vote?

By Telephone or the Internet—Stockholders can vote their shares via telephone or the Internet as instructed in the Notice or on the enclosed proxy card if you received a paper copy of the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder's identity, to allow stockholders to vote their shares, and to confirm their instructions have been properly recorded. The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 15, 2016.

By Mail—Stockholders that receive a paper proxy card may vote by completing, signing and dating their proxy cards and mailing them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by us prior to the Annual Meeting. If your shares are held in street name, you should check with your bank, broker or other agent and follow the voting procedures imposed by your bank, broker or other agent to vote your shares.

In Person—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the

Annual Meeting only if at the meeting you provide a legal proxy from the bank, broker or other agent that holds your shares giving you the right to vote the shares.

3.  What is the vote necessary to approve each of the matters being considered at the Annual Meeting?

The election of director nominees requires the affirmative vote of a majority of the votes cast with respect to such director in an uncontested election (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). In a contested election in which the number of director nominees exceeds the number of director nominees to be elected, the standard for election of director nominees will be a plurality of the votes cast such that the 12 director nominees receiving the greatest numbers of votes "for" will be elected as directors without regard to the number of shares voted against such director nominees.

The affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve: (i) the Amended and Restated 2003 Stock Incentive Plan, (ii) the advisory vote on compensation of the Company's named executive officers, (iii) the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2016, (iv) any adjournment or postponement of the Annual Meeting to solicit additional proxies, and (v) any other matters not included in this Proxy Statement that may properly be brought before the Annual Meeting.

With respect to each matter to be acted upon, an abstention from voting will be treated as "present" for quorum purposes (other than in the election of directors). As such, shares present but not voted because of abstention will have the effect of a vote against: (i) the approval of the Amended and Restated 2003 Stock Incentive Plan, (ii) the advisory vote on compensation of the Company's named executive officers and (iii) the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2016.

Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will be treated as "present" for quorum purposes, but will not have an impact on the vote on any proposal.

4.  If I hold shares of PacWest common stock pursuant to the PacWest 401(k) Plan, will I be able to vote?

Yes. You will receive a proxy card for the shares held in your 401(k) plan account which you should return as indicated on the instructions accompanying the proxy card.

5.  How many shares must be represented at the Annual Meeting to constitute a "quorum"?

A majority of the outstanding shares of common stock of the Company must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes will also be counted as being present for purposes of determining a quorum.

6.  Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We sent our stockholders by mail or e-mail a Notice containing instructions on how to access our proxy materials over the Internet and vote online. This Notice is not a proxy card and cannot be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice.

We provided some of our stockholders with paper copies of the proxy materials instead of the Notice. If you received paper copies of the Notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically as described under "How can I receive my proxy materials electronically in the future?" below.

7.  What is the difference between a stockholder of record and a beneficial owner or shares held in street name?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in "street name", and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

8.  Why did I receive more than one Notice or multiple proxy cards?

You may receive more than one Notice or multiple proxy cards if you hold your shares in different ways (i.e., joint tenancy, in trust or in custodial accounts). You should vote each proxy that you receive.

9.  How can I receive my proxy materials electronically in the future?

To receive proxy materials electronically by e-mail, follow the instructions described below or on the Notice.

If you received proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register by going to www.proxyvote.com and follow the instructions for requesting meeting materials, call 1-800-579-1639, or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the Annual Meeting or for future meetings, please follow the instructions on the website referred to on the Notice you received.

10.  What do I have to do to vote?

If your shares are registered in your own name with our transfer agent, you may vote by Internet or by telephone as indicated on the proxy card. If you received a paper proxy card, you may also vote by mail by marking, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted as follows:

  •
  "FOR" the election of each of the director nominees listed under "PROPOSAL 1—ELECTION OF DIRECTORS";

  •
  "FOR" the approval of the Amended and Restated 2003 Stock Incentive Plan under "PROPOSAL 2—APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN";

  •
  "FOR" the approval of the compensation of the Company's named executive officers under "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION"; and

  •
  "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2016 under "PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS".

11.  May I revoke or change my vote?

You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Corporate Secretary at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California, 90212 in writing that you wish to revoke your proxy;

  •
  Submitting a later-dated proxy card;

  •
  Attending the Annual Meeting and voting in person;

  •
  Calling the toll-free number on the Notice or proxy card not later than 11:59 p.m. Eastern Time on May 15, 2016 and following the directions provided; or

  •
  Going to the website listed on the Notice or proxy card, following the instructions provided and submitting your change no later than 11:59 p.m. Eastern Time on May 15, 2016.

Attending the Annual Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

If you hold your shares in street name, you should receive a proxy card from your bank or brokerage firm asking you how you want to vote your shares. If you do not receive a proxy card, then you may contact the bank or brokerage firm in whose name your shares are registered and obtain a proxy card from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to vote and how to change or revoke your vote and of the effect of not indicating a vote.

12.  How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters listed in this Proxy Statement. For registered holders, if any other business is properly presented at the Annual Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in his or her discretion. If you hold your shares in street name, please see the materials provided by your bank or brokerage firm for an explanation of how your shares will be voted on any other business.

13.  Who pays the cost of soliciting proxies on behalf of the Company?

The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. The Company agreed to pay Morrow & Co., LLC, 470 West Ave, Stamford, Connecticut 06902, an estimated fee of $15,000 plus expenses to assist with the solicitation of proxies.

In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. These directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

14.  How do I get more information about the Company?

The Notice provides Internet instructions on how to access and review the proxy materials, including our Annual Report that contains our consolidated financial statements. Our Annual Report includes a list of exhibits filed with the SEC but does not include the exhibits.

If you wish to receive copies of the exhibits, please write to the following address:

Investor Relations
PacWest Bancorp
130 South State College Blvd.
Brea, California 92821

You may also send your request by facsimile to (714) 948-8880 or by e-mail to investor-relations@pacwestbancorp.com.

The Company's Annual Report is included in the proxy materials.

15.  What is "householding" and how does it affect me?

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice unless we are notified that one or more of these stockholders wishes to receive individual copies. This "householding" procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice and any accompanying documents, or if you hold Company stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874 or by telephone at 1-800-468-9716.

If you participate in householding and wish to receive a separate copy of the Notice and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Wells Fargo Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

CORPORATE GOVERNANCE
In this section, you will find:
• Governance Framework • Board Committees • Director Compensation • Director Nominees

CORPORATE GOVERNANCE

Governance Framework

The Company is committed to a robust governance framework, and we have adopted the following corporate governance best practices:

  •
  Directors elected annually

  •
  Majority vote standard for the election of directors in uncontested elections

  •
  Codified independent lead director role

  •
  Majority independent directors

  •
  Independent key committees

  •
  Regular executive sessions of directors

  •
  Annual Board and committee self-assessments

  •
  Annual Board review of senior management succession plans

  •
  Anti-hedging policy

  •
  Active stockholder engagement program

  •
  Robust stock-ownership guidelines

Board Leadership Structure

Each year, the Board evaluates the Company's board leadership structure to ensure that it remains the appropriate structure for our Company and stockholders. Our current structure provides for separate roles of the Chairman of the Board and Chief Executive Officer ("CEO"), a lead independent director ("Lead Independent Director") and active, independent directors. We believe this structure provides for open communication between Board and management and provides the oversight and safeguards necessary to operate our business successfully.

Board Leadership Structure
• Chairman of the Board: John Eggemeyer
• Chief Executive Officer: Matthew Wagner
• Lead Independent Director: Barry Fitzpatrick
• Committees chaired by independent directors

In Mr. Eggemeyer's role as Chairman of the Board, he is responsible for, among other things:

  •
  chairing meetings of the Company's Board and the annual meeting of stockholders;

  •
  reviewing and approving Board meeting agendas, meeting schedules and information provided to the Board, and ensuring such information is appropriately disseminated;

  •
  acting as liaison between the non-management members of the Board and management;

  •
  meeting periodically with the CEO for informal discussion concerning major issues involving the Company; and

  •
  providing input to the CNG Committee concerning the performance of the CEO.

Our Lead Independent Director, Mr. Fitzpatrick, has considerable authority and responsibility, including the following:

  •
  presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  serving as a liaison between the Chairman and the independent directors;

  •
  serving as a member of the Executive Committee (see "– Board Committees – Executive Committee" below);

  •
  reviewing and approving Board meeting agendas, meeting schedules and information provided to the Board;

  •
  ensuring that matters of concern or of interest to the independent directors are appropriately scheduled for discussion at Board meetings;

  •
  having the authority to call meetings of the independent directors;

  •
  being available for consultation and direct communication with stockholders, as appropriate; and

  •
  performing such other duties as the Chairman or the Board may from time to time delegate or request.

In connection with the October 6, 2015 acquisition of Square 1, the Company's Board increased its size by one to 14 and filled the vacancy by appointing Mr. Burke, a former director of Square 1, to serve on the Board until such time as his successor is duly elected and qualified or until his earlier resignation or removal. Each of Messrs. Lowrey and Matz will retire from the Board at the Annual Meeting. Accordingly, the Board will consist of 12 directors following the Annual Meeting.

During the fiscal year 2015, the Board met six times. The independent directors met two times in executive session during 2015, and Mr. Fitzpatrick presided over these sessions. In 2015, all directors attended at least 75% of the meetings of the Company's Board and the committees on which he or she served that took place during the period in which he or she served.

Three directors attended the 2015 Annual Meeting of Stockholders. The Board's policy regarding director attendance at the annual meeting is that directors are welcome but not required to attend. The Company makes appropriate arrangements for directors who choose to attend, and the Company reimburses directors for reasonable expenses in connection with his or her attendance.

Independent Director Information

In 2015, independent directors comprised a majority of the Board in accordance with the Company's Corporate Governance Guidelines (the "Guidelines"). At least annually, the Board, with the assistance of the CNG Committee, evaluates director independence based on the Nasdaq listing standards and applicable SEC rules and regulations.

In 2016, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director nominee, with the exceptions of Messrs. Eggemeyer, Pieczynski, Platt and Wagner, met the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial or other transactions involving each director or immediate family member and their related interests and the Company, if any.

In identifying and recommending director nominees, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Guidelines, namely: (i) personal qualities and characteristics, accomplishments and professional reputation; (ii) current knowledge and contacts in the communities in which the Company does business and in the banking industry or other industries relevant to the Company's business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) the fit of the individual's skills and personality with those of other directors and potential directors in creating a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity of viewpoints, backgrounds, experience and geographical location; and (vi) ability and skill set as well as other relevant experience.

The CNG Committee does not set specific, minimum qualifications that a director nominee must meet in order for the CNG Committee to recommend the director nominee to the Board, but rather the CNG Committee believes that each director nominee should be evaluated based on his or her individual merits taking into account the needs of the Company and the composition of the Board. Through the Board's annual self-evaluation process, the CNG Committee evaluates the composition of the Board, including whether the diversity of the Board members is appropriate to advise the Company on its risks and opportunities.

Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by stockholders against the same criteria as director nominees not proposed by stockholders. Stockholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2017 Annual Meeting of Stockholders should follow the process detailed in the section entitled "Other Business—Director Nominations" on page 74.

Board Committees

  Risk Committee

The Board delegates authority to the Risk Committee to oversee specific, risk-related issues while facilitating Board comprehension of the Company's overall risk tolerance and enterprise-wide risk management activities and effectiveness. The Risk Committee approves and periodically reviews the Company's enterprise-wide risk management policies and oversees the implementation of the Company's enterprise-wide risk management framework, including the strategies, policies, procedures and systems established by management to identify, assess, monitor, measure and manage the Company's material risk categories, including credit (loans, leases and securities), interest rate, liquidity, price, operations and systems, compliance and legal, strategic, reputation, human resources, and capital risk.

The Risk Committee assists the Board committees that oversee specific risk-related issues and serves as a resource to management and its committees including, but not limited to, the Enterprise Risk Management Steering Committee ("ERMSC"), the Credit Committees, the Model Governance Committee and the Capital Committee in overseeing risk across the entire Company. The responsibilities of the Risk Committee include, among other things:

  •
  overseeing management's implementation of an enterprise-wide risk management framework, including the development and implementation of effective policies, processes, and procedures and reports designed to ensure that risks are properly controlled and quantified within the Company's risk appetite and risk tolerance ranges;

  •
  approving and periodically reviewing the Company's enterprise-wide risk management policies and practices;

  •
  at least annually, reviewing and recommending to the Board for approval the Company's annual risk self-assessment, risk appetite statement and the limits and tolerance ranges within it;

  •
  reviewing and discussing management's assessment of the Company's aggregate enterprise-wide risk profile and the alignment of the Company's risk profile with the Company's strategic plan, goals and objectives;

  •
  reviewing reports from management, including the Chief Risk Officer ("CRO"), the Chief Credit Officer, and the Chief Financial Officer ("CFO") regarding matters relating to risk management and/or the Company's risk and compliance organization, including those regarding emerging risks and other selected risk topics and/or enterprise-wide risk issues; and

  •
  overseeing other risk management activities, including external credit review, credit management and administration, allowance for credit losses, regulatory compliance, capital planning and stress testing, model risk management, and operations and systems risk.

The Company's CRO, Chief Credit Officer, CFO, and Manager of Operations and Systems report on a quarterly basis to the Risk Committee, or more frequently as needed, regarding areas within their supervision that pertain to the Company's risk profile. The Risk Committee also receives reports from the Company's external credit review consultants and those performing internal audit work for the Company.

A copy of our Risk Committee charter, last updated in February 2016, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2015, the Risk Committee met five times.

  Asset/Liability Management ("ALM") Committee

The ALM Committee oversees compliance by the Company with the ALM policies and procedures relating to investments and asset/liability strategy. It also receives reports from the Company's executive management ALM committee that is responsible for the day-to-day management of the Company's investment portfolio and asset/liability strategy. The objective of the Company's ALM policy is to manage balance sheet and off-balance sheet assets and liabilities in an effort to maximize the spread between interest earned on our interest-earning assets and interest paid on our interest-bearing liabilities, to maintain acceptable levels of interest rate risk, and to ensure that the Company has the ability to pay liabilities as they come due and fund continued asset growth.

The Company's ALM activities are typically discussed monthly by the executive management members responsible for managing ALM activities. The ALM Committee reviews management reports and recommendations and oversees management's development and implementation of asset/liability pricing with the goal to attain the overall strategic objectives of the Company. The ALM Committee reviews and approves changes to Treasury policies and recommends Treasury policies for Board approval.

A copy of our ALM Committee charter, last updated in February 2016, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2015, the ALM Committee met five times.

  Audit Committee

The Audit Committee assists the Board in providing oversight of the Company's accounting and financial reporting processes. The Board determined that the following members of the Audit Committee are financially literate and that each of Messrs. Carlson, Hosler, and Molvar and Ms. Lester is qualified as an audit committee financial expert with accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. For additional information regarding the background and relevant experience of Messrs. Carlson, Hosler, and Molvar and Ms. Lester, please see the biographies of director nominees under the section entitled "Proposal 1: Election of Directors" beginning on page 18.

Information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included in this Proxy Statement, and in the Audit Committee charter.

A copy of our Audit Committee charter, last updated in February 2016, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2015, the Audit Committee met 11 times.

  Compensation, Nominating and Governance Committee

The CNG Committee reviews and approves, and makes recommendations to the Board of Directors on matters concerning the salaries and benefits of, including equity compensation, the Company's executive officers, compensation of the directors, and also reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plans and other employee benefit plans. The CNG Committee reviews and approves executive management compensation levels, including with respect to the named executive officers (each, an "NEO" and collectively, the "NEOs"), evaluates the performance of the executive management team and the Board, consults with the CEO with respect to compensation matters, and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the Board for approval annually.

The CNG Committee engages an independent compensation consultant no less than once every three years, when there is a significant change in the Company or when meaningful changes to compensation or the Company's compensation program are proposed. The CNG Committee reviews both compensation and performance of peer companies as just one among several factors to inform its decision-making process so it can set total compensation levels commensurate with the Company's performance and strategic initiatives. In 2015 and 2016 through the date of this Proxy Statement, Towers Watson & Co. ("Towers Watson") served as the independent compensation consultant to the CNG Committee, and Towers Watson reported directly to the CNG Committee. At the request of the CNG Committee, Towers Watson met with members of management for purposes of gathering information on management proposals and recommendations to be presented to the CNG Committee.

The CNG Committee assists the Board in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, including oversight of the Company's Clawback Policy and Stock Ownership Guidelines.

The CRO, the General Counsel and the Executive Vice President, Human Resources formed a working group to evaluate all incentive-based compensation plans as they pertain to certain groups of employees of the Company. This review confirmed that these plans encourage behavior that is within the Company's risk tolerance, are compatible with effective controls and risk management and are supported by strong corporate governance, including a risk and control monitoring process.

For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the section entitled "Director Compensation" on page 19. For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the section entitled "Compensation Discussion and Analysis" beginning on page 36.

A copy of our CNG Committee charter, last updated in February 2016, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2015, the CNG Committee met six times.

  Executive Committee

During 2015, the Executive Committee did not meet. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategy, acquisitions and other opportunities for the Company, and, when it is impractical for the full Board to meet, acts on behalf of the Board, to the full extent permitted by law. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board.

Board's Role in Risk Oversight

We believe that effective risk management is of primary importance to the success of our Company. We have a comprehensive risk management process that monitors, evaluates and manages the risks we assume in conducting our activities. Our Board's oversight of this risk management process is conducted through the responsibilities of the Board's standing committees: Risk Committee, ALM Committee, Audit Committee, and CNG Committee. Each of these committees is responsible for monitoring components of risk and the Company's exposure to such risks. These committees each report to the Board and the Board has overall responsibility for ensuring that overall risk awareness and risk management is appropriate. As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited (but not required) to attend the regular meetings of all Board committees. We believe that this open and collaborative structure provides for a more informed Board and also helps the Board understand and monitor the various internal and external risks to which the Company may be exposed.

Certain Relationships and Related-Party Transactions

We did not have any related-party transactions for which disclosure is required under the rules of the SEC in 2015.

Related-Party Transactions Policy

Our Board of Directors has adopted a written policy governing the approval of Related-Party Transactions (the "RPT Policy"). "Related-Party Transactions" include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers.

The RPT Policy prohibits all Related-Party Transactions unless they are approved or ratified by the Audit Committee. Our General Counsel, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether the transactions constitute Related-Party Transactions. If a transaction constitutes a Related-Party Transaction, the Audit Committee will then review the transaction to determine whether to approve or ratify the transaction. In making its determination, the Audit Committee considers several factors including, but not limited to:

  •
  whether the terms of the Related-Party Transaction are fair to the Company;

  •
  whether the Company has a compelling business reason to enter into the transaction;

  •
  whether the transaction will impair the independence of a director; and

  •
  whether the transaction presents an improper conflict of interest for any director or executive officer of the Company.

Any member of the Audit Committee that has an interest in a transaction under review must abstain from voting on the Related-Party Transaction, but may, if the chairperson of the Audit Committee so requests, participate in the Audit Committee's discussions of the transaction.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Hosler, Molvar, Fitzpatrick, Matz, and Stine served on the CNG Committee. None of these directors was formerly, or during 2015, an officer or employee of the Company or any of its subsidiaries.

No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors. No such interlocking relationships existed during 2015.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Board is currently composed of 14 directors, of which 13 directors were elected at the 2015 Annual Meeting of Stockholders held on May 18, 2015. One director, Mr. Burke, was appointed to the Board following the Square 1 acquisition. Each of Messrs. Lowrey and Matz will retire from the Board at the Annual Meeting. Accordingly, the Board will consist of 12 directors following the Annual Meeting.

The 12 director nominees listed below have been recommended by the CNG Committee and approved by the Board as nominees for election to serve as directors of the Company until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All director nominees are current directors.

The Board represents a group of leaders with significant experience, including banking, management, strategic and financial planning, public company, regulatory, compliance, risk management and leadership development. A number of our directors also have experience serving as executive officers, or on boards or board committees of other private and public companies. In addition, certain of our directors have experience as present or former directors or trustees of significant academic, nonprofit and philanthropic institutions.

Vote Required

In an uncontested election, a director must be elected by a majority of the votes cast with respect to him or her (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast such that the nominees receiving the greatest number of votes "for" will be elected as directors without regard to the number of shares voted "against" such nominee.

A director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The CNG Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on the CNG Committee's recommendation and publicly disclose its decision and the rationale within 90 days from the date the election results are certified. A director who failed to receive a majority of the votes cast will not participate in the Board's decision.

With respect to the election of directors, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 12 of the Board's nominees. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Company has no reason to believe that any of the nominees will be unable to serve as directors.

The PacWest Board of Directors recommends a vote "FOR" all of the director nominees listed below.

Director Compensation

The CNG Committee evaluates director compensation and compares the compensation of the Company's directors to that offered by peer companies. The CNG Committee recommends to the Board compensation for non-employee directors, and the Board determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and committees.

2015 Board compensation was as follows:

  •
  Annual retainers for Board service: An annual cash retainer of $150,000 for the Chairman of the Board, $110,000 for the Lead Independent Director and $75,000 for each other non-employee director serving on the Board.

  •
  Committee Chair Fees: Annual retainers for the non-employee chairpersons of each of the Board committees (other than the Executive Committee) of $35,000.

  •
  Equity Grants: Annual grants of fully-vested shares of Company common stock of approximately $50,000, based on the closing price of Company common stock on the grant date. The Chairman of the Board receives an additional, annual grant of fully-vested shares of Company common stock of approximately $50,000.

In 2015, the CNG Committee engaged an independent compensation consultant, Towers Watson, to perform a competitive assessment with respect to total non-employee director compensation, including Lead Independent Director compensation and Chairman of the Board compensation, equity grant levels, and non-employee director stock ownership guidelines. Based on Towers Watson's recommendations and the increased size, complexity and strong financial and nonfinancial performance of the Company, the CNG Committee increased director cash retainers and annual equity grants by approximately 14.5%. Accordingly, 2016 Board compensation is as follows:

  •
  Annual retainers for Board service: An annual cash retainer of $172,000 for the Chairman of the Board, $126,000 for the Lead Independent Director and $86,000 for each other non-employee director serving on the Board.

  •
  Committee Chair Fees: Annual retainers for the non-employee chairpersons of each of the Board committees (other than the Executive Committee) of $40,000.

  •
  Equity Grants: Annual grants of fully-vested shares of Company common stock of approximately $57,000 based on the closing price of Company common stock on the date of the Annual Meeting. The Chairman of the Board receives an additional, annual grant of fully-vested shares of Company common stock of approximately $57,000.

Stock Ownership Guidelines for Non-Employee Directors

In an effort to ensure that the interests of our non-employee directors are aligned with our stockholders, the Company established non-employee director stock ownership guidelines that require non-employee directors to own shares equal to five times their annual cash retainer (newer officers, including those serving as directors, were already subject to stock ownership guidelines). Non-employee directors are expected to meet this requirement within five years of the later of May 16, 2016 or the date of their election or appointment to the Board. If the compliance date were the Record Date, all but one of the non-employee director nominees would meet the stock ownership guidelines for non-employee directors.

The table below presents all compensation paid to non-employee directors of the Company that served during 2015:

2015 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John M. Eggemeyer, Chairman	$150,000	$99,993	—	—	—	$6,000	(2)	$255,993
Andrew B. Fremder	$110,000	$49,996	—	—	—	—		$159,996
C. William Hosler	$75,000	$49,996	—	—	—	—		$124,996
Craig A. Carlson	$110,000	$49,996	—	—	—	—		$159,996
Daniel B. Platt	$75,000	$49,996	—	—	—	$21,977	(3)	$146,973
James J. Pieczynski(4)	—	—	—	—	—	—		—
Barry C. Fitzpatrick	$110,000	$49,996	—	—	—	—		$159,996
Susan E. Lester	$110,000	$49,996	—	—	—	—		$159,996
Timothy B. Matz	$75,000	$49,996	—	—	—	—		$124,996
Douglas H. (Tad) Lowrey	$75,000	$49,996	—	—	—	—		$124,996
Roger H. Molvar	$75,000	$49,996	—	—	—	—		$124,996
Robert A. Stine	$110,000	$49,996	—	—	—	—		$159,996
Matthew P. Wagner(4)	—	—	—	—	—	—		—
Paul R. Burke(5)	$18,750	$33,323	—	—	—	—		$52,073

(1)
Amounts shown are based on the market value of the underlying stock at the date of grant. For further information, see Note 16, Stock Based Compensation Plans, to the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the Company's Annual Report.

(2)
Represents life insurance premiums paid by the Company.

(3)
Represents life, disability and long-term care insurance premiums paid by the Company.

(4)
No compensation received for service on the Company's Board because individual is an employee director.

(5)
Mr. Burke joined the Company's Board on October 7, 2015.

Director Nominees

The skills, qualities, attributes and experience of the members of the Board provide the Company with a diverse range of perspectives to effectively address the Company's strategic objectives and represent our stockholders' best interests. The biographies below describe the skills, qualities, attributes and experience of the Board nominees.

Paul R. Burke.    Mr. Burke has served as a director of the Company since 2015, and he is currently a member of the CNG Committee. Previously, he served as director of Square 1 Financial, Inc. from 2010 until 2015 where he served as Chairman of the Compensation Committee and a member of the Audit, Asset Liability, and various other Committees. He also served as a director of Square 1 Bank from 2012 until 2015. In 1995, Mr. Burke co-founded Northaven Management, Inc., a privately owned investment management firm focusing exclusively on equity investments in the financial services industry and has served as an officer and director of Northaven Management, Inc. since its inception. Since 2009, Mr. Burke has served as a director of Kinloch Holdings, Inc., a private insurance brokerage firm, and since 2015, he served as its Chairman and acting President. From 2001 to 2014, Mr. Burke served as a director of Eastern Insurance Holdings, Inc., a publicly traded property and casualty insurer, where he chaired the Audit Committee and served on various other committees. In addition, Mr. Burke served as a director of Northaven UK, Limited from 2002 until 2013 and as a director of Rockhill Holding Company from 2007 to 2009. Prior to the formation of Northaven, Mr. Burke was a Vice President in Bankers Trust's Financial Services Group, where he spent 10 years involved in the origination and execution of merger and acquisition, restructuring and principal transactions for financial services firms. With over 30 years of experience in the financial services industry, Mr. Burke is well qualified to serve on our Board.

Craig A. Carlson.    Mr. Carlson has served as a director of the Company since 2010, and he is currently Chairperson of the Risk Committee. Mr. Carlson is currently a self-employed, independent, financial institution consultant and California real estate broker. He was formerly a bank regulator for 36 years and supervised bank examiners for 26 years. From March 2007 until his retirement in June 2010, Mr. Carlson was Senior Deputy Commissioner and Chief Examiner of the Banking Program for the California Department of Financial Institutions ("DFI"), currently known as the California Department of Business Oversight ("DBO"). In this position, he was responsible for the supervision and regulation of all state chartered commercial and industrial banks as well as other institutions, and he served as a key advisor to the Commissioner of the DFI. Previously, he held positions as Senior Deputy Commissioner and Deputy Commissioner for the San Diego/Orange County Region for the DFI. In these positions, he has over 26 years of experience supervising a bank examination staff of over 125 individuals. Mr. Carlson has been a faculty member of the California Banking School and is an active member of the Conference of State Bank Supervisors, presently serving as a member of its Accreditation Review team. Mr. Carlson's significant experience in banking regulation makes him well qualified to serve on our Board.

John M. Eggemeyer.    Mr. Eggemeyer is Chairman of the Board of the Company, a position he has held since 2000 when the Company was founded. He is co-founder and chief executive of Castle Creek Capital LLC, a private equity firm founded in 1990 that specializes in the financial services industry. Mr. Eggemeyer is also a director of Guaranty Bancorp, a position he has held since 2004, and he was Chief Executive Officer of Guaranty Bancorp from 2004 to 2006 and Chairman of the Board of Guaranty Bancorp from 2004 to 2010. Mr. Eggemeyer is also a director of Heritage Commerce Corp, a position he has held since August 2010, and he was a director of Pacific Western Bank from 2010 until 2014. Previously, he served as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company and its wholly owned subsidiary, Union Acceptance Company LLC, and as a director of TCF Financial Corporation and American Financial Realty Trust. In addition, Mr. Eggemeyer currently serves as a trustee of Northwestern University, where he serves on the Finance Committee and the Investment Committee. Mr. Eggemeyer has been an investor, executive and financial advisor in the field of commercial banking for over 30 years. Mr. Eggemeyer's substantial expertise in banking, his knowledge and experience in capital markets, and his position as a founder of the Company, make him well qualified to serve on our Board.

Barry C. Fitzpatrick.    Mr. Fitzpatrick has served as a director since the Company was founded in 2000. Mr. Fitzpatrick is currently the Lead Independent Director of the Board and member of the CNG Committee. He is an attorney and is currently acting as trustee for a number of trusts. Previously, Mr. Fitzpatrick was Of Counsel with the firm Luce, Forward, Hamilton & Scripps LLP in San Diego, California, a position he held from May 2008 through May 2011. Mr. Fitzpatrick was a partner at Newnham, Fitzpatrick, Weston and Brennan, LLP from July 2004 to June 2008 and prior to that he was a partner with Fitzpatrick & Showen, LLP from 1996 to 2004. Mr. Fitzpatrick is the former chair of the California State Bar Association's 6,000 member Trusts and Estates Section, a position he held from 2004 to 2005. Since 1995, Mr. Fitzpatrick has also served as a director of The Donald C. and Elizabeth M. Dickinson Foundation, one of the largest private foundations in San Diego County. Mr. Fitzpatrick's legal expertise, particularly with respect to fiduciary duties and responsibilities, his knowledge of and experience in San Diego County, and his prior experience on our Board make him well qualified to serve on our Board.

Andrew B. Fremder.    Mr. Fremder has served as a director of the Company since 2014, and he is currently the Chairperson of the ALM Committee. He is a cofounder and was the former President of East Bay College Fund, a community-based nonprofit organization from April 2003 until January 2014 and he currently still serves on their Board of Directors. Mr. Fremder currently serves on the Board of Beneficial State Bank, formerly One PacificCoast Bank, FSB. Mr. Fremder previously served as a managing member and Chief Financial Officer of Farallon Capital Management, LLC and Farallon Partners, LLC, each a San Francisco-based investment advisory firm, until 2003, and acted as a consultant to them through December 2008. Mr. Fremder served as a director of CapitalSource Inc. from 2000 until 2014. In addition, Mr. Fremder currently serves as a board member of SquashDrive, a nonprofit organization that provides after school educational enrichment to Oakland, California children. Mr. Fremder's extensive experience in corporate finance and investments, and his significant experience in the financial services industry, make him well qualified to serve on our Board.

C. William Hosler.    Mr. Hosler has served as a director or the Company since 2014, and he is currently a member of the Audit and CNG Committees. He is the Chief Financial Officer and member of the Board of Directors of Catellus Acquisition Company, LLC, a commercial real estate property ownership, management and development company. From November 2008 until March 2011, Mr. Hosler provided consulting services to private equity firms Rockwood Capital and TPG Capital. Mr. Hosler served as a Director of CapitalSource Inc. from 2007 until 2014. Mr. Hosler currently serves on the Board of Directors, Audit Committee and Corporate Governance and Nominating Committee of Parkway Properties, Inc., a self-administered, real-estate investment trust. Mr. Hosler also serves on the Board of Directors, Audit Committee and Conflicts Committee of Fantex, Inc., a Delaware brand building company. Mr. Hosler's strong background in commercial real estate and his experience as a chief financial officer of several significant companies, including a public company, make him well qualified to serve on our Board.

Susan E. Lester.    Ms. Lester has served as a director of the Company since 2004, and she is currently the Chairperson of the Audit Committee and member of the ALM and Risk Committees. Since 2004, Ms. Lester has served as a director of Arctic Cat, Inc. ("Arctic Cat"), and she currently chairs the Audit Committee and is a member of the Governance Committee of Arctic Cat. Ms. Lester is also a trustee of the Francis Parker School. From December 2010 until January 2014, Ms. Lester served as a director and member of the Audit, Governance, and Risk and Compliance Committees of Lender Processing Services, Inc. Ms. Lester served as the Chief Financial Officer of HomeSide Lending, Inc. from October 2001 to May 2002. She was the Chief Financial Officer of U.S. Bancorp from February 1996 to May 2000, in which position she was responsible for financial reporting and management, asset liability management, mergers and acquisitions, and compliance. Ms. Lester is a former trustee and treasurer of Hazeltine National Golf Club and a former chair of the Board of Trustees of the College of St. Benedict. Ms. Lester's significant financial and banking expertise, including her experience as a Chief Financial Officer of a publicly-traded bank holding company, make her well qualified to serve on our Board.

Roger H. Molvar.    Mr. Molvar has served as a director of the Company since 2014, and he is currently a member of the Audit, CNG and Risk Committees. Mr. Molvar currently serves on the Board of Directors of First Financial Northwest, Inc., First Financial Northwest Bank, and First Financial Diversified Corporation, where he serves as Chair of the Audit, Compliance and Risk Committees and member of the ALCO and Investment, Compensation and Loan Committees. Mr. Molvar served as a director of CapitalSource Bank from its formation in 2008 until 2014, and previously served as a director and Audit Committee member of Farmers and Merchants Bank of Long Beach, California. From 2000 to 2004, Mr. Molvar was an Executive Vice President of IndyMac Bancorp and Chief Executive Officer of IndyMac Consumer Bank, responsible for the bank's consumer/branch banking business. Prior to joining IndyMac, Mr. Molvar was an Executive Officer and Management Committee member of The Times Mirror Company, and previously served as Senior Vice President and Comptroller of First Interstate Bank of California. Mr. Molvar chairs the Executive Committee of the SEC and Financial Reporting Institute at the University of Southern California and is a member of the Audit Committee Network. Mr. Molvar's professional experience in commercial banking and finance, as well as his extensive experience as a board member of financial institutions, make him well qualified to serve on our Board.

James J. Pieczynski.    Mr. Pieczynski has served as a director of the Company since 2014, and he is currently a member of the ALM and Risk Committees. Mr. Pieczynski is Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank, and he is a director of Pacific Western Bank. Mr. Pieczynski served as a director of CapitalSource Inc. from January 2010 to April 2014 and as Chief Executive Officer of CapitalSource Inc. from January 2012 to April 2014. Mr. Pieczynski also served as President of CapitalSource Bank from January 2012 to April 2014, and he was a member of the Board of Directors of CapitalSource Bank from January 2013 to April 2014. Mr. Pieczynski previously served as CapitalSource Inc.'s Co-Chief Executive Officer from January 2010 through December 2011, President-Healthcare Real Estate Business from November 2008 until January 2010, and Co-President-Healthcare and Specialty Finance from January 2006 until November 2008. Mr. Pieczynski also serves on the Board of Directors, chairs the Nominating and Governance Committee and is a member of the Audit Committee and Compensation Committee of LTC Properties, Inc., a self-administered real estate investment trust. Mr. Pieczynski's extensive experience in the healthcare real estate industry, and his experience managing the CapitalSource Division of Pacific Western Bank, make him well qualified to serve on our Board.

Daniel B. Platt.    Mr. Platt has served as a director of the Company since 2003, and he is currently a member of the ALM and Risk Committees. Mr. Platt is a former Executive Vice President of the Company, overseeing the Special Assets Group of Pacific Western Bank, a position he held from November 2009 until his retirement in April 2014. From November 2009 until April 2014, Mr. Platt also previously served as a director of Pacific Western Bank. Currently, Mr. Platt serves as a director for a number of charitable organizations including A Step Beyond, where he serves as Chairman-Elect and Treasurer, The Barnabus Group, where he also serves as Treasurer, and the Rancho Santa Fe Foundation, where he serves on the Finance Committee. From May 2003 to

November 2009, Mr. Platt was President of Del Mar Financial, a real estate consulting firm. From November 1995 to June 2002, Mr. Platt was Executive Vice President and Chief Financial Officer of Burnham Pacific Properties, a publicly-traded, real estate investment trust. From 1983 to 1994, Mr. Platt held executive positions with Union Bank, Security Pacific Bank, and Bank of America. Mr. Platt's professional experience in commercial banking, real estate and finance for over 30 years, and his experience as a Chief Financial Officer of a publicly traded real estate investment trust, make him well qualified to serve on our Board.

Robert A. Stine.    Mr. Stine has served as a director of the Company since 2000 when the Company was founded, and he is currently the Chairperson of the CNG Committee. Mr. Stine is the former President and Chief Executive Officer of Tejon Ranch Co., a publicly-traded real estate development and agri-business company, which positions he held from May 1996 until his retirement in December 2013. Mr. Stine also served as a director of Tejon Ranch Co. from 1996 until May 2015. Previously, Mr. Stine was the President and Chief Executive Officer of Collins Development Company, a diversified, privately held real estate development and asset management company based in San Diego, California from June 1986 until March 1995. Mr. Stine was a director of the Bakersfield Californian, a privately owned newspaper from 1999 through 2009. He was also a founding director of Valley Republic Bank, a community bank located in Kern County, California, a position he held from 2008 until May 2015. In 2015, Mr. Stine joined the Board of Directors of Bolthouse Properties, LLC, a Kern County based privately held real estate development and land management company. Mr. Stine is also a director of Rancho Santa Fe Foundation. Mr. Stine's substantial career in real estate and finance, corporate governance, and his experience as the Chief Executive Officer and director of a publicly traded company make him well qualified to serve on our Board.

Matthew P. Wagner.    Mr. Wagner has been Chief Executive Officer of the Company and Pacific Western Bank and a director of the Company since 2000. Mr. Wagner also serves on Pacific Western Bank's Board of Directors. Mr. Wagner served as a director of Guaranty Bancorp from 2004 to 2010. From 1996 to 1999, Mr. Wagner was President and Chief Executive Officer of Western Bancorp, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp, Mr. Wagner served as an Executive Vice President with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996, and as a Senior Vice President, from 1985 to 1990. Mr. Wagner brings extensive leadership and community banking experience to our Board, including executive management experience.

Amended and Restated 2003 Stock Incentive Plan
In this section, you will find:
• Details of the Stock Incentive Plan Changes • Background of the Stock Incentive Plan • Types of Stock Awards

PROPOSAL 2: APPROVAL OF THE AMENDED AND
RESTATED 2003 STOCK INCENTIVE PLAN

Amended and Restated 2003 Stock Incentive Plan

In an effort to further enhance the Company's executive compensation programs by further aligning the programs with the long-term interests of the Company's stockholders, the Board has approved, subject to the approval of its stockholders, an amended and restated 2003 Stock Incentive Plan (the "Plan") in order to, among other things, (i) add total shareholder return ("TSR") to the list of performance criteria on which performance goals may be based for awards that are intended to satisfy the "performance-based compensation" exception to the deductibility limit under Section 162(m) of the Internal Revenue Code (the "Code"), (ii) eliminate the administrator's ability to reprice options or other awards without the approval of the Company's stockholders, and (iii) limit the value of awards that may be granted to any of the Company's non-employee directors in a calendar year. Unless terminated sooner or as otherwise set forth below, the Plan will remain in effect for a period of 10 years following stockholder approval at the Annual Meeting. The CNG Committee believes that the use of a TSR metric appropriately aligns executive compensation with the long-term interests of stockholders through effectively deploying the capital that stockholders have invested. The proposed amended and restated Plan will not increase the number of shares reserved for future issuance beyond what the stockholders had previously approved in 2014 when stockholders voted in favor of amending the Plan. All other material terms of the Plan will remain the same.

The Plan, as amended and restated, permits certain equity and other performance-based awards (including PRSUs) that may be granted to be considered "qualified performance-based compensation" as defined under Section 162(m) of the Code. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the CEO and the three other most highly compensated officers (other than the CFO) whose compensation is required to be reported in the summary compensation table of a publicly-held company. Certain types of compensation, however, including performance-based compensation, are excluded from this limit provided the compensation satisfies at least three conditions: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals, (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment, and (iii) a committee of the Board of Directors that is comprised solely of two or more "outside directors" must certify that the performance goals have been satisfied before payment.

If approved by the stockholders, the Company's amended and restated Plan proposal will be effective as of the date of the Annual Meeting. A description of the material provisions of the Plan (as proposed to be amended and restated) is included below under the section entitled "Introduction and Proposed Amendment" and the Plan (as proposed to be amended and restated) is attached as Appendix A to this document.

The PacWest Board of Directors recommends a vote "FOR" the Plan amendment proposal.

Background

As of March 21, 2016, there were 120,208,695 shares of common stock outstanding, excluding an aggregate of 1,562,557 restricted shares that are unvested. 12,462,491 shares of common stock, or approximately 63% of shares authorized under the Plan, remain available for future grants of equity compensation.

The 2015 Burn Rate was 0.47%. "Burn Rate" is the method for measuring the annual usage of shares for incentive purposes. A high "burn rate" indicates the available share pool is being used quickly.

As commonly calculated, the total potential dilution or "overhang" from the Plan is 11.6% as of March 21, 2016. The overhang is calculated as follows: (x) the sum of (a) 12,462,491 shares remaining available under the Plan and (b) 1,716,272 shares underlying outstanding awards, divided by (y) 121,924,967 shares outstanding. For purposes of calculating the overhang percentage, 153,715 unvested PRSUs are included in both the numerator and denominator. For additional information with respect to our outstanding awards, please see Note 16, Stock Based Compensation Plans, to the Company's audited financial statements for the year ended December 31, 2015 included in our Annual Report.

Summary of the PacWest Amended and Restated 2003 Stock Incentive Plan

A summary of the amended and restated Plan appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the amended and restated Plan itself. The complete text of the amended and restated Plan is attached hereto as Appendix A.

Introduction and Proposed Amendment

In May 2003, the Company's stockholders approved the Plan, authorizing the issuance of up to 2.5 million shares of common stock as equity compensation in the form of time-based and performance-based restricted stock, stock options and stock appreciation rights ("SARs"), as further described and under the conditions set forth in the Plan. In May 2004, the Company's stockholders approved an amendment and restatement of the Plan modifying the definitions of certain performance goals and discretion of the CNG Committee for grants of performance stock. In May 2006, the Company's stockholders approved an amendment to the Plan to increase the shares available for issuance under the Plan from 2.5 million to 3.5 million. In May 2009, the Company's stockholders approved an amendment to the Plan to increase the authorized number of shares for issuance under the Plan from 3.5 million shares to 5 million shares and to extend the expiration date of the Plan from April 17, 2010 to May 31, 2015. In May 2012, the Company's stockholders approved an amendment to the Plan to increase the authorized number of shares for issuance under the Plan from 5 million shares to 6.5 million shares and to extend the expiration date of the Plan from May 31, 2015 to May 31, 2017. In January 2014, the Company's stockholders approved an amendment to the Plan to increase the authorized number of shares for issuance under the Plan from 6.5 million to 9 million and to extend the expiration date of the Plan from May 31, 2017 to May 31, 2019. In April 2014, 10,686,565 shares previously available for grant under the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (the "CapitalSource Plan") were added to the Plan upon consummation of the CapitalSource Inc. merger. Such shares are only available for grant to continuing former employees of CapitalSource Bank and to newly hired employees of the Company.

The Company requests that its stockholders approve the amended and restated Plan proposal in order to, among other things, (i) add TSR to the list of performance criteria on which performance goals may be based for awards that are intended to satisfy the "performance-based compensation" exception to the deductibility limit under Section 162(m) of the Code, (ii) eliminate the administrator's ability to reprice options or other awards without the approval of the Company's stockholders, and (iii) limit the value of awards that may be granted to any of the Company's non-employee directors in a calendar year. The proposed amended and restated Plan does not increase the number of shares reserved for future issuance under the Plan beyond what the stockholders had previously approved in January 2014 when stockholders voted in favor of amending the Plan.

The Plan has been instrumental in promoting the success of the Company by providing additional means to attract, retain, motivate, and reward key employees and non-employee directors of the Company through grants of equity compensation for high levels of individual performance and financial performance of the Company. The Board continues to believe that our ability to offer time-based and performance-based restricted stock awards and other forms of equity compensation provides valuable tools for attracting, retaining, motivating, and rewarding key employees, non-employee directors and consultants and therefore recommends adoption of the amended and restated Plan.

The material features of the amended and restated Plan are described below.

Administration; Eligibility and Vesting

The Plan is administered by the CNG Committee. Company employees and non-employee directors are eligible to participate, and the number of employees and non-employee directors eligible to participate in the Plan may increase or decrease from time to time. Awards may also be granted to consultants or advisors who perform or agree to perform bona fide services for the Company, except that options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees. The CNG Committee determines the participants eligible to receive awards, the nature, price, number of shares and other terms of such awards, and the form and terms of award agreements. See "—Types of Awards" below. The CNG Committee will determine the vesting and, where applicable, the expiration date of awards, but awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date or, as discussed below, five years in the case of certain employee ISOs.

Shares Available for Grant; Adjustment; Transferability

  Shares Available for Grant

Under the Plan, the total number of shares of common stock subject to awards may not exceed 9 million; provided, however, that an additional 10,686,565 shares previously available for grant under the CapitalSource Plan were added to the Plan upon consummation of the CapitalSource Inc. merger and are available for grant only to continuing former employees of CapitalSource Bank and to newly hired employees of the Company. The shares added in connection with the CapitalSource Inc. merger will expire on April 20, 2020. As of March 21, 2016, there were 1,716,272 outstanding awards under the Plan (including 145,695 PRSUs granted in February 2016 and 8,020 PRSUs granted in March 2016) and an additional 12,462,491 shares (including 9,247,842 shares that were previously available for grant under the CapitalSource Plan) remaining available for issuance under the Plan. The maximum number of shares for which options, SARs and performance stock awards and performance stock units may be granted to a single participant in any single year is 250,000, in each case. These limitations are subject to adjustment in the event of certain changes in the capitalization of the Company. See "—Adjustments and Extraordinary Events" below. Upon termination, cancellation, forfeiture or expiration of any unexercised award under the Plan, the number of shares with respect to which awards may be granted under the Plan will be increased by the number of shares to which such unexercised award pertained. In addition, to the extent that shares issued under the Plan are repurchased by the Company at their original purchase price, such shares will again be available for grant under the Plan, except that the aggregate number of shares issuable upon the exercise of ISOs may not exceed 9 million shares.

  Adjustments and Extraordinary Events

The Plan provides that if there is any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend,

recapitalization, combination or reclassification of the Company's common stock, any extraordinary cash dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock, effected without the receipt of consideration by the Company, then the limitations on the number of shares reserved for delivery under the Plan, the limitations on the number of stock options or SARs which may be granted in any one calendar year, the number of shares that pertain to each outstanding award and the exercise price of each option and SAR will be proportionately adjusted.

  Transferability

Generally, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. The CNG Committee, however, may permit a participant to transfer any of such participant's awards, other than ISOs, to one or more of the participant's immediate family members or to trusts established in whole or in part for the benefit of the participant and/or one or more of such immediate family members, to the extent that neither the transfer of such award to the immediate family member or trust, nor the ability of a participant to make such a transfer, shall have adverse consequences to the Company or the participant by reason of Section 162(m) of the Code. See "—Termination of Employment, Death or Disability" below.

Term of the Plan

Unless terminated sooner, the Plan will remain in effect for a period of 10 years following stockholder approval at the Annual Meeting.

Types of Awards – Performance Stock Awards and Restricted Stock Awards

  Performance Stock Awards

Under the Plan, the CNG Committee may grant performance-based restricted stock awards. Performance-based restricted stock awards are granted subject to a risk of forfeiture which lapses as the participant vests in the stock granted. The participant vests in the common stock underlying such performance-based restricted stock award, in whole or in part, if certain goals established by the CNG Committee are achieved over a designated period of time, but in no event more than 10 years after the grant date. If the performance goals are not satisfied within the designated period of time, the performance-based stock award will automatically be forfeited and immediately returned to the Company.

  Performance Criteria

Under the Plan, at the discretion of the CNG Committee, the performance goals for performance stock awards may be based upon the attainment of one or more of the following business criteria, determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies. If the amended and restated stock plan proposal is approved, the performance goals will consist of: (i) net income; (ii) return on average assets ("ROAA"); (iii) cash ROAA; (iv) return on average equity ("ROE"); (v) cash ROE; (vi) diluted or basic earnings per share ("EPS"); (vii) cash EPS; (viii) stock price; (ix) TSR; (x) net charge-offs/total assets; (xi) non-performing assets/total assets; (xii) classified assets/(Tier I Capital + ALLL); (xiii) net interest margin (tax equivalent); (xiv) return on average tangible common equity; and (xv) efficiency ratio. When establishing performance goals for a performance-based restricted stock award, the CNG Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. When establishing performance goals, the CNG Committee may mandate that the performance goals be adjusted in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the CNG Committee may determine. The CNG Committee may also grant performance-based restricted stock awards that vest over the passage of time, but for which vesting is accelerated upon the attainment of specified performance goals.

  Restricted Stock Awards

The CNG Committee may also grant time-based restricted stock awards under the Plan. The participant vests in the common stock underlying such time-based restricted stock awards at such times and under such conditions as are determined by the CNG Committee and set forth in the time-based restricted stock award agreement. The Company intends that time-based restricted stock awards will vest over specified periods of time and will not require the satisfaction of any performance conditions in order to vest.

  Rights as Stockholder; Payment of Dividends

Upon the vesting of a time-based or performance-based restricted stock award, the participant has the rights of a stockholder with respect to the voting of the common stock underlying such award, subject to the conditions contained in the award agreement. The award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of common stock underlying a restricted stock award or performance stock award.

Dividends are not paid on unvested performance-based restricted stock awards. Instead, any dividends will be accrued and paid out when the performance-based restricted stock award vests based on the actual number of shares delivered. Unvested time-based restricted stock awards are entitled to receive any dividends on a current basis.

  Vesting

On the occurrence of a vesting event as described below under "—Treatment of Awards Upon a Change in Control", all unvested time-based and performance-based restricted stock awards that are outstanding on such date will become vested.

Types of Awards—Stock Options

  Stock Options

Under the Plan, the CNG Committee may from time to time grant stock options, either ISOs or nonqualified stock options, to acquire shares of the Company's common stock to eligible participants. As required by the Code and applicable regulations, ISOs are subject to certain limitations not applicable to non-ISOs. The exercise price of all stock options will be determined by the CNG Committee, but may not be less than 100% of the fair market value of the Company's common stock on the date of grant. The exercise price for any ISO granted to any eligible employee owning more than 10% of the total combined voting power of all classes of the Company's stock may not be less than 110% of the fair market value of the Company's common stock on the date of grant. In addition, the term of such ISO may not exceed five years from the date of grant.

The exercise price of stock options is the closing price (or the closing bid, if no sales were reported) as quoted on Nasdaq for the trading day immediately prior to the date of grant. The exercise price may be adjusted in the event of changes in the capitalization of the Company. See "—Adjustments and Extraordinary Events" above. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by an employee that vest in any single calendar year cannot exceed $100,000.

  Vesting

All stock options will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant stock option agreement.

  Method of Exercise

The form of consideration to be received and the method of payment for shares of common stock to be issued upon exercise of a stock option is determined by the CNG Committee and may consist of cash, check, recourse note carrying a market interest rate that may or may not be secured in the discretion of the CNG Committee, delivery of previously acquired Company common stock that has been held for a meaningful period of time (i.e., six months) before exercise, or any combination of the foregoing. Any shares so delivered to the Company shall be valued at their fair market value on the exercise date.

Types of Awards – Stock Appreciation Rights

Under the Plan, the CNG Committee may from time to time grant SARs. The exercise price of all SARs will be determined by the CNG Committee, but the price may not be less than the fair market value of the Company's common stock on the date of grant. Upon exercise of a SAR, the participant (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the fair market value of a share on the date of surrender exceeds the exercise price of such SAR. We will pay this amount in the form of common stock, cash, or any combination thereof as determined by the CNG Committee. All SARs will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant SAR agreement. Upon the occurrence of a vesting event as described below under "—Treatment of Awards Upon a Change in Control", all SARs that are outstanding on such date will become exercisable whether they are vested or not.

Termination of Employment, Death or Disability

  Termination of Service

Upon termination of service other than due to death, disability or cause, the participant may exercise his or her option or SAR on or prior to the date that is three months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR). Treatment of performance-based restricted stock awards and time-based restricted stock awards on termination of service is determined under the applicable award agreement.

  Disability of Participant

Upon termination of service due to disability, the participant may exercise his or her option or SAR on or prior to the date that is 12 months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR). Treatment of performance-based restricted stock awards and time-based restricted stock awards while on disability is determined under the applicable award agreement.

  Death of Participant

In the event that a participant should die while in service, the participant's option or SAR may be exercised by the participant's estate or by a person who has acquired the right to exercise the option or SAR by bequest or inheritance, but only on or prior to the date that is 12 months following the date of death, and only to the extent that the participant was entitled to exercise the option or SAR at the date of death (but in no event later than the expiration date of the term of such option or SAR).

Time-based and performance-based restricted stock awards granted on or after November 2, 2005 accelerate vesting and vest in full with performance deemed achieved at target level with respect to all open performance periods if death occurs during the performance period, and deemed achieved at the actual performance level if death occurs after the end of the performance period and before the vesting date.

Treatment of Awards Upon a Change in Control

For awards granted on or after December 11, 2014, in the event of a Change in Control, awards will not vest upon the closing of the transaction and instead will roll over and be subject to double-trigger vesting upon (i) the termination of a participant's service without cause or the participant's resignation for good reason within 24 months after the Change in Control or (ii) death, provided that with respect to performance-based restricted stock granted on or after February 10, 2016 (x) that have a separate target and maximum performance level, awards will be (a) deemed earned at the target level with respect to all open performance periods if a Change in Control occurs within six months after the date of grant or (b) deemed earned at the actual performance level as of the date of the Change in Control if the Change in Control occurs more than six months after the date of grant, and (y) that do not have a separate target and maximum performance level, awards will be deemed earned at the maximum performance level, and in all cases, such performance-based restricted stock awards will cease to be subject to any further performance conditions.

Awards granted prior to December 11, 2014 will vest on a single-trigger basis upon a Change in Control or upon the termination of a participant's service without cause following stockholder approval of a merger that would constitute a Change in Control.

For purposes of the Plan, "Change in Control" generally means: (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) the incumbent board members cease to constitute at least two-thirds of the Company's Board; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, if the Company's stockholders do not hold at least 70% of the combined voting power of the resulting company or the individuals who were members of the Company's incumbent Board do not constitute at least two-thirds of the board of directors of the resulting company; (iv) the sale of all or substantially all of the assets of the Company; or (v) the acquisition by another person of stock representing more than 50% of the Company's then outstanding voting power.

Amendment and Termination of the Plan

The Board may at any time amend, alter, suspend or discontinue the Plan in its discretion, but no amendment, alteration, suspension or discontinuation may be made which would impair the rights of any participant under any grants made without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Company's common stock is then listed), the Company will obtain stockholder approval of any amendment to the Plan in such a manner and to such a degree as is required.

No Repricing or Reloads

The CNG Committee may not, without first obtaining stockholder approval, take any action that would be considered a "repricing" of options or other awards (or cash buyback of underwater options or other awards). The CNG Committee may not grant any awards with automatic reload features.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, stock appreciation rights and restricted stock. This summary is not intended to (and does not) constitute tax advice to participants in the Plan and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

  Stock Options and SARs

The grant of a stock option or SAR will generally create no tax consequences for the participant or the Company at the grant date. A participant will generally not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply (depending on the participant's individual circumstances). Upon exercising a stock option (other than an ISO) or SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable common stock (and/or cash or other property) acquired on the date of exercise over the exercise price and will be subject to FICA (Social Security and Medicare) taxation in respect of such amounts.

If a participant holds common stock acquired under the ISO for at least two years from the grant date and one year from the exercise date, referred to as the required holding period, any gain or loss realized by the participant upon the subsequent disposition of such common stock will be taxed as long-term capital gain or loss and such amounts will not be subject to FICA taxation. Upon a disposition of common stock acquired upon exercise of an ISO before the end of the required holding period, the participant generally will recognize ordinary income equal to the lesser of: (i) the excess of the fair market value of the common stock at the date of exercise of the ISO over the exercise price or (ii) the amount realized upon the disposition of the ISO common stock over the exercise price. Otherwise, a participant's disposition of common stock acquired upon the exercise of a stock option (including an ISO for which the required holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such common stock (the tax basis in stock option common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option, although special rules may apply if the exercise price is paid in previously acquired common stock).

  Performance Stock and Restricted Stock Awards

Generally, the recipient of an award of performance stock or restricted stock will not recognize ordinary income at grant. Instead, the participant generally will recognize ordinary income when the performance stock or restricted stock becomes vested, equal to the fair market value of the common stock on the date it becomes vested (and such excess will be subject to FICA taxation). The Company will generally receive a tax deduction equal to the amount of income recognized by the recipient.

Limits on Value of Awards to Non-Employee Directors

No non-employee director may be granted compensation with a value in excess of $1,000,000 in any calendar year, with the value of equity-based awards based on the accounting grant date value of the award.

Deduction/Section 162(m) of the Internal Revenue Code

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the delivery of common stock (or cash) pursuant to a restricted stock award or the exercise of a stock option or SAR. The Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the common stock for the required holding period prior to disposition of the common stock and is generally not entitled to a tax deduction with respect to any amount that represents a capital gain to a participant or that represents compensation in excess of $1 million paid to "covered employees" that is not "qualified performance-based compensation" under Section 162(m) of the Code. For this purpose, a "covered employee" means our CEO and our three highest compensated employees other than the CFO (based on compensation reported to our stockholders). The Plan is intended to satisfy the "performance-based compensation" exception under Section 162(m) of the Code with respect to stock options, SARs and other awards that are subject to the achievement of performance goals.

For more complete information concerning the Plan, please refer to Appendix A.

COMPENSATION MATTERS
In this section, you will find:
• Compensation Discussion and Analysis • Compensation Best Practices • NEO Summary Compensation Table

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The CD&A provides a detailed review of the compensation principles and strategic objectives governing the compensation of our NEOs for 2015. As a result of certain management additions and transitions that occurred in 2015, the Company's compensation disclosure in this Proxy Statement includes six NEOs, as opposed to the typical five NEOs (the CEO, the CFO and the three highest paid other executive officers):

  •
  Matthew P. Wagner, CEO and President of the Company and CEO and President of Pacific Western Bank

  •
  Patrick J. Rusnak, Executive Vice President and CFO. Mr. Rusnak was appointed the Company's Executive Vice President and Chief Financial Officer effective as of August 10, 2015, replacing Mr. Santoro, who ceased serving as the Chief Financial Officer on that date

  •
  Victor R. Santoro, Executive Vice President and Vice Chairman of Corporate Development

  •
  James J. Pieczynski, Executive Vice President and President of the CapitalSource Division of Pacific Western Bank

  •
  Bryan M. Corsini, Executive Vice President and Chief Credit Officer

  •
  Frank Tower, Executive Vice President and President of the Square 1 Bank Division of Pacific Western Bank

"Say-on-Pay" Votes and Stockholder Outreach

Following the low support for our "say-on-pay" votes in 2014 and 2015, we increased our stockholder outreach and our CNG Committee took steps to develop an executive compensation program approach that more closely ties Company performance to stockholder interest. During our outreach, we heard from stockholders and took the following actions to further align executive compensation with stockholder interests:

  •
  Made 50% of executive incentive equity compensation variable or performance based;

  •
  Tied long-term performance incentive awards to rigorous metrics based on objective criteria;

  •
  Aligned annual cash incentive bonuses with stockholder interests and tied annual cash incentive bonuses to, among other things, key financial metrics and regulatory ratings;

  •
  Expanded our CD&A disclosure to better explain the Company's compensation core principles;

  •
  Established a clawback policy to enable the Company to recover executive incentive compensation if, among other things, the Company restates its financial statements;

  •
  Established a stock ownership policy for certain executive officers that requires minimum ownership as a multiple of base salary;

  •
  Removed income tax gross up payments in the event of a future change in control of the Company;

  •
  Established double-trigger change in control vesting provisions for equity compensation awards; and

  •
  We did not make any executive officer equity awards in 2015, except for awards to Mr. Rusnak in connection with his appointment as CFO and Mr. Tower as a result of his employment arrangement in connection with the Square 1 acquisition.

The above changes demonstrate our commitment to ensuring that our executive compensation program aligns our executives' compensation with the Company's short-term and long-term performance and provides the compensation and incentives needed to attract, reward, motivate and retain key executives.

Five-Year Financial Performance; 2015 Operating Highlights

The Company had another strong year in 2015 in key financial areas. Our financial performance below highlights the growth and success of our Company in the last five years.

Fiscal Year	Diluted Earnings Per Share	Net Income (In Millions)	Tangible Book Value Per Share	Total Assets (In Billions)	Return on Average Assets	Return on Tangible Common Equity

2015	$2.79	$299.6	$17.86	$21.3	1.70%	15.8%
2014	$1.92	$168.9	$17.17	$16.2	1.27%	11.9%
2013	$1.08	$45.1	$12.72	$6.5	0.74%	8.3%
2012	$1.54	$56.8	$13.22	$5.5	1.04%	11.8%
2011	$1.37	$50.7	$13.14	$5.5	0.92%	11.3%

Additional 2015 financial and non-financial highlights are as follows:

  •
  Net earnings of $2.79 per diluted share, up 44% from 2014;

  •
  Organic loan growth of $800 million, or 7%;

  •
  Core tax equivalent net interest margin ("NIM") of 5.25%;

  •
  Increased core deposits by $4.4 billion, including $3.6 billion from the Square 1 acquisition;

  •
  Continued our $0.50 quarterly cash dividend; and

  •
  Completed the Square 1 acquisition.

Summary of 2015 Compensation Decisions

The base salaries of our NEOs remained unchanged during 2015. Based on our strong financial and nonfinancial results during 2015, we paid our NEOs, other than Mr. Tower, annual bonuses equal to 101.7% of their respective target award opportunities pursuant to the Company's 2015 Executive Incentive Plan ("EIC Plan"). Mr. Tower received an annual bonus pursuant to the terms of the Square 1 Bonus Plan.

We did not grant any equity awards in 2015 except for awards to Mr. Rusnak in connection with his appointment as CFO and Mr. Tower as a result of his employment arrangement in connection with the Square 1 acquisition.

Compensation Principles and Process

The CNG Committee administers the Company's compensation program and incentive plans, including the EIC Plan, which EIC Plan is designed to align executive compensation with our short-term and long-term performance, enhance and reinforce the Company's goals of profitable growth, continue sound overall financial practices and continue creating stockholder value. A material portion of the total compensation opportunity for each of our executives, including our NEOs, is directly tied to financial performance factors that measure our success relative to our incentive compensation plan performance goals and peers and, accordingly, our incentive compensation is at risk depending on Company performance. The Company believes that its incentive compensation program balances risk and financial results in a manner that does not encourage imprudent risk-taking.

This philosophy is best supported by the following goals:

  •
  Executives Should be Aligned with Stockholders Through Equity Compensation – Strongly linking the interests of executives to the value derived by our stockholders from owning Company stock.

  •
  Attract, Retain, Motivate and Reward – Attracting, retaining, motivating and rewarding highly talented executives that represent our Company culture and values.

  •
  Pay for Performance – Motivating executives to provide excellent leadership and achieve Company goals.

  •
  Balance Risk – Providing substantial performance-related incentive compensation that is aligned to our business strategy and directly tied to meeting specific business objectives while avoiding unnecessary and excessive risks that threaten the value of the Company.

  •
  Competition – Remaining competitive as compared to the external marketplace.

  •
  Significant Portion of Compensation Should be at Risk – A material portion of compensation for the Company's executives should be at risk and be based on Company performance.

The primary goal of our compensation program is to link a substantial portion of executive compensation to the financial strength, long-term profitability and risk management of the Company. The CNG Committee achieves this goal by tying meaningful grants of equity compensation and an annual cash incentive bonus to significant measures of financial and non-financial performance.

The second goal of our compensation program is to align the interests of our executive officers with the interests of our stockholders. We accomplish this by establishing performance goals for incentive compensation and granting stock awards that are tied to financial objectives that are meaningful to our stockholders and promote the long-term success of the Company. The Company's annual and long-term goals and objectives are designed to ensure the Company continually strengthens its financial position and improves its long-term value for stockholders. The annual goals and objectives—designed to direct the Company toward its long-term goals—may change from year to year based on the underlying economic market climate and outlook.

The third goal of the compensation program is to attract, retain, motivate and reward our highly competent executive officers. Our executives, and particularly our NEOs, are talented managers often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not currently have employment agreements with any of its executive employees. Accordingly, we seek to retain and reward our executives by setting base compensation and incentive bonuses at competitive levels and by awarding meaningful stock-based awards.

The CNG Committee reviews executive compensation levels paid by peer companies across a range of asset sizes based on available data. Key elements of compensation to our NEOs and other executive officers include payout following the achievement of financial and strategic objectives. The CNG Committee intends to pay total compensation at the high end of the range among its peer group for total compensation only if the Company performs at the high end of the range among its peers.

The CNG Committee has not established a policy or target for the allocation between cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the goals described above and, in connection with its analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

Elements of Compensation

The principal components of the Company's executive compensation program are listed below. In allocating total direct compensation, we seek to provide competitive levels of fixed compensation (base salary) and, through annual and long-term incentives, provide for increased total direct compensation when performance objectives are met or exceeded, and appropriate downward adjustment if performance objectives are not met.

Compensation Component	Form	Principal Objectives
Base Salary	• Cash	• Market and internal performance
Annual Cash Incentive Bonus	• Cash	• Pay-for-Performance • Market and internal performance • Reward profitability, targeted growth and risk and credit management
Equity Compensation	• Restricted Stock Awards • Performance Restricted Stock Units	• Pay-for-Performance • Stockholder alignment • Market and internal performance • Balance short and long-term perspective

Base salaries for the NEOs have been set at levels that are intended to reflect the competitive marketplace in attracting, retaining, motivating and rewarding quality executives. In determining base salaries, the CNG Committee considers the following elements: (i) individual performance based on experience and scope of responsibility, (ii) non-financial performance indicators including strategic developments for which an executive has responsibility and managerial performance, (iii) structure and complexity of the Company, (iv) compensation paid by peers, (v) established functionality of the integrated executive management team, (vi) economic conditions in the Company's market areas, and (vii) analyses or guidance from consultants during the annual review process.

Annual cash incentive bonuses for NEOs and other individuals are granted under the EIC Plan based solely on the achievement of certain performance targets. The performance targets established under our EIC Plan generally represent an increase in the performance target over the previous fiscal year, a significant achievement in a given economic environment, or meaningful goals that balance the performance of the Company and return to stockholders with prudent risk management. Financial performance targets corresponding to achievement of a payout equal to a participant's target incentive are typically set at levels equal to the Company's budgeted financial performance for the current fiscal year. The achievement levels and corresponding award opportunities are not determined by the CNG Committee based on any set formula or pre-determined methodology, but, instead, reflect the CNG Committee's review of data and recommendations from its independent compensation consultants as well as subjective determinations made by the CNG Committee with respect to the appropriate incentives to encourage management to focus on the profitability, targeted growth and corresponding management of risk for the Company.

It is possible that not all eligible executive officers and members of management will receive an annual cash incentive bonus, and eligible executive officers and members of management will receive different annual cash incentive bonuses. Additional amounts may be paid to members of the

Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the calendar year.

Equity awards are an important part of our executive compensation, and the CNG Committee grants time-and performance-based restricted stock awards to tie executive incentive pay to Company long-term performance. Equity awards granted to executive officers of the Company may be granted from time to time at the discretion of the CNG Committee, and grants to the CEO are based on the recommendation of the CNG Committee and approval of the Board. Our equity compensation program has historically been grants of time-based restricted stock awards with vesting schedules ranging from three to four years. The timing and amount of equity awards were historically based on the Company's performance, the executive officer's position and the executive officer's experience in that role.

The Company's merger with CapitalSource Inc. was a transformative milestone for the Company, propelling total assets well beyond the $10.0 billion regulatory threshold while adding significant operational, legal and regulatory complexity, due in part to adding a national lending platform. A significant leadership transition occurred at the merger closing, including a shift in the Company's Board of Directors, with eight directors continuing from the Company and five former CapitalSource Inc. directors added to a new Board comprised of 13 directors. Executive leadership changes included the resignation of several former PacWest executives and the addition of Messrs. Pieczynski, Corsini and Blake and Ms. Ogrosky to the executive team as the President of the CapitalSource Division, Chief Credit Officer, Director of Human Resources, and General Counsel, respectively. In order to retain the then newly-formed executive team during a time of significant transition and uncertainty, the CNG Committee made one time, time-based restricted stock awards in 2014 to the new executive team members who were critical to the success of the merger integration. The CNG Committee viewed the retentive nature of these grants to be critical to the leadership of the combined companies to achieve the objectives of the CapitalSource Inc. merger as evidenced by the Company's success in 2014 and 2015.

Peer Group

In 2015, the CNG Committee engaged Towers Watson to review the Company's executive officer compensation programs and to recommend a long-term incentive program for purposes of benchmarking competitive pay opportunities. Towers Watson reviewed the Company's executive compensation program, focusing on the Company's program compared to competitive practices for companies in related businesses of similar asset size, the changing business and regulatory environment, institutional investor initiatives and corporate governance considerations. In screening for potential peers, Towers Watson considered the Company's increased size and complexity over the past years and the recently completed Square 1 acquisition. Towers Watson used two sets of data against which it measured Company compensation: (1) the Company's 2014 peer group of publicly-traded financial institutions with assets from $19 billion to $40 billion (shown below) and (2) survey data giving consideration to industry size and company characteristics. Based on Tower

Watson's analysis, it recommended 3 new peer companies, in each case noted with an asterisk below.

• Bank of Hawaii Corporation	• Prosperity Bancshares
• BankUnited	• Signature Bank
• BOK Financial Corporation	• SVB Financial Group
• Commerce Bancshares, Inc.	• TCF Financial Corporation*
• Cullen/Frost Bankers, Inc.	• UMB Financial
• East West Bancorp	• Umpqua Holdings Corporation
• First Merit	• Valley National Bancorp
• Hancock Holding Company	• Webster Financial Corp.*
• Investors Bancorp	• Western Alliance Bancorporation*
• Private Bancorp

2015 Executive Compensation Decisions

  Base Salary

Other than for Mr. Wagner whose base salary is determined by the Board, our CNG Committee is responsible for setting the base salaries of the executive officers, and the base salaries are intended to compensate the NEOs for the day-to-day services performed for the Company. The 2015 base salaries for Messrs. Wagner, Santoro, Pieczynski and Corsini remained unchanged from 2014. In 2015, Messrs. Wagner, Rusnak, Santoro, Pieczynski, Corsini and Tower earned base salaries of $800,000, $320,192, $600,000, $703,196, $453,196 and $67,031, respectively. The base salaries of Messrs. Rusnak and Tower are amounts paid since their respective 2015 hire dates. The Board and the CNG Committee desired to ensure solid, measurable financial performance from the integrated executive management team following the CapitalSource Inc. merger before making upward compensation adjustments.

  Annual Cash Incentive Bonus

In February 2015, the CNG Committee established the 2015 performance targets, achievement levels, and award levels for each employee eligible under the EIC Plan. The target award opportunities are determined based upon the applicable employee's position, responsibilities, and historical and expected contributions to the Company and are equal to a percentage of that employee's base salary earned during the year. Below are the 2015 EIC Plan target award opportunities for each category of participant:

Participant	Target Award Opportunities
CEO	150% of Base Salary
Other Executive Officers	70% – 100% of Base Salary

The following were the 2015 Company target performance measures, weights and corresponding award opportunities approved for the Company's executive officers:

		Performance and Corresponding Payout of Target Award Opportunity
Performance Measure	Weight	75%	100%	125%
Net Earnings	30%	80% of Target	Target	120% of Target
Core Deposits	30%	80% of Target	Target	120% of Target
Composite Regulatory Rating	30%	Negative Discretion	Negative Discretion	Current range
Loan and Lease Production	10%	80% of Target	Target	120% of Target

The Company believes that net earnings are important to the success of the Company and, accordingly, the CNG Committee allocated a weight of 30% to the achievement of budgeted 2015 net earnings (excluding merger costs and accelerated loan discount accretion) of at least $268.4 million (including Square 1 operations). For the year ended December 31, 2015, net earnings totaled $278.6 million, resulting in a payout of 103.8% of the target for this metric.

The Company believes that core deposits and the continued ability to attract low cost deposits are critical to the continued success of the Company and, therefore, the CNG Committee allocated a weight of 30% to the achievement of budgeted 2015 core deposits of $6.7 billion (excluding core deposits associated with the Square 1 acquisition). At December 31, 2015, core deposits totaled $7.0 billion, resulting in a payout of 104.5% of the target for this metric.

The Company believes that regulatory compliance is essential to the success of the Company and allocates a weight of 30% to achieving satisfactory regulatory compliance criteria. Although we are prohibited from disclosing all or any portion of an examination report and from making any representations about the report, the specified regulatory compliance criteria was achieved.

Finally, continued strong loan and lease production is imperative to the Company's long-term success. The CNG Committee allocated a weight of 10% to the achievement of loan and lease production. For 2015, loan and lease production totaled $3.9 billion (excluding certain pool purchases and Square 1 loan and lease production), resulting in a payout of 96.4% of the target for this metric.

For 2015, the CNG Committee determined that the Company:

  •
  exceeded targeted net earnings by $10.2 million;

  •
  exceeded targeted core deposits by $303 million;

  •
  met its composite regulatory rating; and

  •
  nearly met its targeted loan and lease production of $4.0 billion.

Based on these results, the CNG Committee awarded each of the NEOs, other than Mr. Wagner and Mr. Tower, cash annual incentives equal to 101.7% of their respective target award opportunities under the EIC Plan and recommended to the Board that Mr. Wagner be awarded the same target award opportunity, which the Board approved. Specifically, Messrs. Wagner, Rusnak, Santoro, Pieczynski, and Corsini received 2015 cash incentives of $1,220,400, $339,000, $610,200, $715,150, and $460,900, respectively. Mr. Rusnak's annual cash incentive reflects his employment with the Company for only part of the calendar year. In accordance with the terms of the PacWest and Square 1 merger agreement, Mr. Tower received a 2015 cash incentive of $295,000, equal to approximately 140.5% of his target opportunity, pursuant to the Square 1 Bonus Plan. The compensation paid to our NEOs reflects the CNG Committee's review of their outstanding leadership and, consistent with prior years, represents a balanced approach to executive compensation.

  Equity Compensation

Following the low support for our "say-on-pay" votes in 2014 and 2015, we had conversations with many of our institutional investors to discuss stockholders' perspectives about our executive compensation program, and we took steps to develop an executive compensation program approach that more closely ties Company performance to stockholder interest. As a result of these conversations, in 2015, the CNG Committee did not make stock grant awards to any of the NEOs other than Mr. Rusnak in connection with his appointment to Chief Financial Officer of the Company and Mr. Tower as a result of his employment arrangement in connection with the Square 1 acquisition. Messrs. Rusnak and Tower were awarded 44,450 and 13,024 shares, respectively. The shares granted to Messrs. Rusnak and Tower represent meaningful awards that vest over a four-year and 35-month period, respectively. We believe the restricted stock grants align executive interests with stockholders and motivate executive officers to achieve the Company's financial goals that are expected to lead to increased stockholder value.

Role of the Independent Compensation Consultant

In 2015, the CNG Committee desired to engage an independent compensation consultant to provide the CNG Committee with assistance and guidance to enhance the Company's executive and non-employee director compensation programs while incorporating best practices, market trends and improved program designs. In November 2015, the CNG Committee identified Towers Watson as a potential independent compensation consultant and performed an independence assessment of Towers Watson pursuant to Nasdaq listing standards and the rules of the SEC. In making this assessment with respect to Towers Watson, the CNG Committee considered each of the six factors set forth by Nasdaq and SEC together with a letter provided by Towers Watson to the CNG Committee addressing each of the six independence factors. The CNG Committee concluded that Towers Watson is independent of the Company and that its services did not raise any conflicts of interest. Subsequently, the CNG Committee engaged Towers Watson to provide the following services to the CNG Committee:

  •
  Provide information, research, market analysis and recommendations with respect to our 2016 executive and non-employee director compensation programs, including evaluating the components of our executive and non-employee director compensation programs;

  •
  In connection with its research with respect to executive and non-employee director compensation programs, update the CNG Committee on market trends, changing practices, and legislation pertaining to compensation programs;

  •
  Advise on the design of the executive and non-employee director compensation programs and the reasonableness of individual compensation targets and awards;

  •
  Provide advice and recommendations that incorporated both market data and Company-specific factors; and

  •
  Assist the CNG Committee in making pay recommendations for the NEOs after the evaluation of, among other things, Company and individual performance, market pay level, and management recommendations.

During the 2015 fiscal year, Towers Watson provided no other services to the Company.

The CNG Committee's executive compensation determinations are subjective and the result of the CNG Committee's business judgment which is informed by the experiences of its members as well as input from, and peer group data provided by its independent compensation consultant. Accordingly, the CNG Committee does not target a percentile within this peer group and instead uses the data merely as a reference point in determining the types and amounts of compensation provided by the Company.

2016 Executive Compensation Decisions

In 2016, the CNG Committee referred to and considered the data and recommendations provided by Towers Watson in establishing the 2016 base salaries for the NEOs. The Board also referred to and considered the data and recommendations provided by Towers Watson in establishing Mr. Wagner's 2016 base salary. In addition, we had conversations with many of our institutional investors to discuss stockholders' perspectives about our executive compensation program, and we incorporated investor feedback into our 2016 executive compensation program.

The base salaries of the NEOs increased in 2016 primarily as a result of the Company's financial and non-financial successes, including the successful integration of CapitalSource Inc., continued strong regulatory ratings, excellent talent retention and the successful completion of the Square 1 acquisition. Accordingly, in 2016, the annual salaries of Messrs. Wagner, Rusnak, Pieczynski, and Corsini were increased to $900,000, $600,000, $800,000, and $500,000, respectively, and the annual salaries of Messrs. Santoro and Tower did not change.

The CNG Committee, and the Board in the case of Mr. Wagner, established the 2016 Company target performance measures, weights and corresponding award opportunities approved for the Company's executive officers. The CNG Committee and the Board will review and monitor these levels throughout 2016.

The CNG Committee and the Board established an equity compensation program to enhance the Company's performance alignment with stockholder interests. The equity compensation program provides for 50% of an executive's annual equity compensation to be in the form of time-based RSAs and the other 50% of an executive's annual equity compensation to be in the form of PRSUs, in each case as more particularly described below.

Form of Award	Percentage of Total Target Equity Award Value	Purpose	Performance Measured	Earned and Voting Periods
Time-Based Restricted Stock Award ("RSAs")	50%	• Encourages retention • Aligns the executive team with stockholder interests	N/A	Vests ratably on the first, second, third and four year anniversaries of the grant date
Performance Restricted Stock Unit ("PRSUs")	50%	• Encourages retention • Ties executive compensation to our long-term market and financial performance	ROAA (37.5% weighting), EPS (37.5% weighting) and Relative TSR (25% weighting)	At the conclusion of the three-year performance cycle, payouts will range from 0% to 150% of the target based on ROAA and EPS and from 0% to 200% of the target based on Relative TSR (with linear interpolation between performance levels), but ROAA, EPS and Relative TSR will be subject to a 100% maximum if Relative TSR is negative

The CNG Committee set performance targets for a three-year performance cycle, and the PRSU grants made in 2016 are for the period beginning January 1, 2016 and ending December 31, 2018 (the "Performance Period"). At the end of the Performance Period, PRSUs will only vest if results meet or exceed the performance thresholds set at the beginning of the Performance Period. The number of shares awarded to an executive depends on the achievement of three financial metrics:

  •
  Return on Average Assets ("ROAA") – is measured as the average ROAA for each of the three annual periods during the Performance Period;

  •
  Diluted Earnings Per Share ("EPS") – is measured as the average EPS for each of the three annual periods during the Performance Period; and

  •
  Relative Total Stockholder Return ("Relative TSR") – compares the Company's TSR to members of the KBW Nasdaq Regional Banking Index ("Index") with the Company excluded from the peer group. Relative TSR for this purpose uses a "percentile rank" measurement in which the payout percentage is determined dependent on the Company's rank compared against the Index component companies.

The CNG Committee considers these performance metrics to be key measures of the Company's financial performance based on Towers Watson's analysis of the correlation of these financial metrics to TSR, noting the metrics are consistent with peers. The following tables reflect the key financial measures, weightings and performance standards that the CNG Committee set for the Performance Period related to PRSUs.

ROAA*

(37.5% weighting)
Target is 1.52% of average ROAA for the Performance Period

Performance Level	Achievement of Performance Metrics	Percentage of PRSUs Earned**
Maximum	120% of Target	150%
Target	100% of Target	100%
Threshold	80% of Target	50%
Below Threshold	<80% of Target	0%

EPS*

(37.5% weighting)
Target is 9.00% of average EPS growth for the Performance Period

Performance Level	Achievement of Performance Metrics	Percentage of PRSUs Earned**
Maximum	130% of Target	150%
Target	100% of Target	100%
Threshold	70% of Target	50%
Below Threshold	<70% of Target	0%

Relative TSR*

(25% weighting)
TSR target is the 50% percentile of our peer group for the Performance Period

Performance Level	Achievement of Performance Metrics	Percentage of PRSUs Earned**
Maximum	90th Percentile of Peer Group TSR	200%
Target	50th Percentile of Peer Group TSR	100%
Threshold	30th Percentile of Peer Group TSR	50%
Below Threshold	Below 30th percentile of Peer Group TSR	0%

*
Payout is limited to 100% if the Company's absolute TSR is negative. TSR represents the total return on a company's common stock to an investor (stock price appreciation plus dividends). For this purpose, TSR is determined as follows:

•
TSR = (Change in Stock Price + Dividends Paid) / Beginning Stock Price

•
"Beginning Stock Price" is the average closing price of the Company's common stock over the 30 trading days immediately prior to the first day of the Performance Period.

•
"Ending Stock Price" is the average closing price of the Company's common stock over the last 30 trading days of the Performance Period.

•
"Change in Stock Price" is the difference between the Beginning Stock Price and the Ending Stock Price.

•
"Dividends Paid" means dividends shall be treated as though they are reinvested on the day of payment based on the closing price of the Company's common stock on that day.

**
With linear interpolation between performance levels.

The number of RSAs granted to an individual is based on the Company's closing price the day the CNG Committee makes the grant. The number of PRSUs granted to an individual is determined (i) with respect to the portion of the PRSUs that vest based on achievement of diluted EPS and ROAA goals, by the closing price of the Company's stock on the grant date, and (ii) with respect to the portion of the PRSUs that vest based on achievement of relative TSR goals, by the accounting value grant date specific to the PRSU.

Dividend equivalents are not paid on unvested PRSU grants. Instead, any dividends paid by the Company during the Performance Period that would have been paid upon any shares in respect to PRSU grants had such shares been issued at the time dividends were paid will be accrued and paid out when the PRSU grant vests, based on the actual number of shares delivered. Unvested RSAs are entitled to receive any dividends we pay on a current basis. In paying dividends on unvested RSAs, the CNG Committee and the Board determined that such payments are consistent with the Company's overall goals of tying executive compensation to the performance of the Company and aligning management interests with those of the Company's stockholders. For many of the Company's key executives, the dividends represent a meaningful component of their compensation. Further, such dividends are evaluated in connection with the granting of RSAs and with evaluation of an executive's overall compensation.

Upon a Change in Control (defined under "Proposal 2: Approval of the Amended and Restated 2003 Stock Incentive Plan – Treatment of Awards Upon a Change in Control" on page 32), each PRSU will (i) be deemed earned at the target level with respect to all open Performance Periods if the change in control occurs within six months after the grant date and (ii) be deemed earned at the actual performance level as of the date of the change in control if a change in control occurs more than six months after the grant date, and in both cases, the PRSU will cease to be subject to any further performance conditions (and the number of PRSUs earned under this provision will be treated as the number of units that are outstanding, including for purposes of a subsequent vesting event), but will continue to be subject to time-based service vesting following the change in control in accordance with the original Performance Period.

The CNG Committee decides, after discussion with the CEO, whether to approve the grant of equity awards and the terms of such grant. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, the CNG Committee considers, among other things, with respect to the executive officer, the salary level and the executive's expected contributions toward the strategic growth, financial strength, risk management and profitability of the Company.

On February 10, 2016, the Board or the CNG Committee, as applicable, granted to certain of the Company's executive officers awards consisting of PRSUs, as described above, and time-based RSAs, which RSAs vest ratably over four years from the date of grant. The CNG Committee endeavored to tie a significant portion of long-term incentive awards to stockholder interests, with each executive officer, as applicable, receiving 50% of annual long-term incentive awards in the form of PRSUs and 50% of annual long-term incentive awards in the form of RSAs. The PRSUs will vest only if performance goals with respect to Relative TSR, EPS and ROAA are met over the Performance Period.

The RSAs and PRSUs granted to the Company's NEOs are as follows:

Name	Title	Grant Date	RSAs(1)	PRSUs(2)	Total Equity Grant
Matthew P. Wagner	Chief Executive Officer	2/10/2016	42,506	46,145	88,651
James J. Pieczynski	President, CapitalSource Division	2/10/2016	31,486	34,180	65,666
Patrick J. Rusnak	Chief Financial Officer	2/10/2016	18,892	20,508	39,400
Bryan M. Corsini	Chief Credit Officer	2/10/2016	11,807	12,818	24,625
Frank Tower	President, Square 1 Bank Division	2/10/2016	9,446	10,254	19,700

(1)
The number of RSAs granted to each executive officer was based on the closing price of the Company's common stock on February 10, 2016, or $31.76.

(2)
The number of PRSUs granted to each executive officer was (i) with respect to the portion of the PRSUs that vest based on achievement of Relative TSR goals, based on an accounting value of $23.66 per PRSU and (ii) with respect to the portion of the PRSUs that vest based on achievement of EPS and ROAA goals, based on the closing price of the Company's common stock on February 10, 2016, or $31.76.

Best Practices Compensation Matters

Our executive compensation programs incorporate many best practices, including those described below.

  We Can Clawback Incentive Compensation

If we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the CNG Committee may require recoupment from our executives of the portion of any covered award that represents the excess over what would have been paid if such event had not occurred as determined by the CNG Committee in its sole discretion.

  We Require Minimum Levels of Stock Ownership by Our Executives

Our executive Stock Ownership Guidelines require the CEO and certain executive officers to accumulate a meaningful position in Company shares. Our stock ownership requirement for our CEO and certain executive officers is tied to a multiple of base salary as noted below:

Position	Minimum Ownership of Common Stock (multiple of base salary)
CEO	5.0
Other Executive Officers	3.0

An executive officer is required to achieve the stock ownership necessary to meet the requirements within five years of the later of December 11, 2014 or the date of becoming subject to the requirements. As of December 31, 2015, the CEO and four other executive officers satisfied these requirements. Four executive officers did not satisfy these requirements, two of which were appointed during the 2015 calendar year and the other two officers joined in 2014 in connection with the CapitalSource Inc. merger, but these executive officers are expected to be in compliance in accordance with the terms of the guidelines. We believe that the stock ownership guidelines result in ownership by our executives of significant amounts of common stock and align the interests of our executives with those of our stockholders.

Stock ownership is determined from the totals on Table 1 of Form 4 "Statement of Changes in Beneficial Ownership of Securities" as filed with the SEC by the Company on behalf of the

Company's executive officers other than unvested, time-based restricted stock awards and excluding outstanding stock options and stock appreciation rights (whether or not vested). The value of an executive officer's shares of common stock is determined by multiplying the total number of shares by the highest share price in the preceding 52-week period. The guidelines may be waived in the discretion of the CNG Committee based upon bona fide personal financial need or hardship, other special circumstances or if compliance would prevent an executive officer from complying with law, regulation or a court order. Compliance with the guidelines will be determined annually by the CNG Committee.

  We Prohibit Excise Tax Gross-Up Payments

Our Executive Severance Pay Plan (the "Severance Pay Plan") prohibits excise tax gross-up payments effective as of April 7, 2016 for participants in the Severance Pay Plan as of December 11, 2014 and as of December 11, 2014 for any person becoming a participant in the Severance Pay Plan following December 11, 2014. Specifically, payments made in connection with the Severance Pay Plan, as amended, will be cut back to amounts that do not exceed the safe harbor provisions of Section 280G of the Internal Revenue Code.

  We Have Adopted Double-Trigger Change of Control Provisions for Our Equity Awards

In 2014, the CNG Committee modified the terms of future equity awards to implement a double-trigger change in control provision. The terms of any equity awards granted after 2014 now state that the awards will vest only if: (1) we undergo a change in control, and (2) within two years after the change in control, the recipient of the award is terminated from employment without cause or terminates employment for good reason (for example, if his or her job duties have been significantly diminished) ("double-trigger" vesting). The terms of our equity awards granted prior to this change provide that the awards would vest immediately upon a change in control of our Company ("single-trigger" vesting).

  We Do Not Have Employment Contracts

Our executive officers do not have employment contracts and are "at-will" employees who may be terminated at our discretion, subject to compliance with the Severance Pay Plan, if applicable. We believe this preserves greater flexibility in our employment arrangements with our executive officers.

  We Have an Anti-Hedging Policy

The Company's Insider Trading Policy prohibits all directors, senior management and certain employees (including NEOs) from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company's equity securities. We believe that such instruments result in the Company stockholder no longer being exposed to the full risks of ownership of such company's stock and, accordingly, the interests of our directors, senior management and certain employees could be different from Company stockholder objectives.

  We Do Not Have SERPs or Deferred Compensation Arrangements

We have chosen not to provide retirement benefits such as SERPs or deferred compensation arrangements that continue to pay executives after they leave the Company.

  401(k) Plan

Our 401(k) Plan allows executives and other participants to defer a portion of their compensation and, for 2015, the Company provided participants a match of 50% of contributions up to 6% of their base salaries, subject to IRS limitations. We currently have no tax-deferred investment alternatives for our executive officers other than our 401(k) Plan.

  Other Benefits

Our compensation process focuses our executives on goals and objectives that are in the best interests of the Company and stockholders. Other than certain perquisites to our executive officers such as an automobile allowance or use of a company vehicle, reimbursement of club dues for clubs that are used frequently for business purposes, and life, disability and long- term care insurance, the Company does not provide any other compensation benefits. The Company provides limited use of an aircraft to Mr. Wagner for personal reasons. This service is afforded to Mr. Wagner to reduce travel time and related disruptions and to provide additional security, thereby increasing his availability, efficiency and productivity. Income is imputed to Mr. Wagner for income tax purposes and he is not provided a tax reimbursement.

Statement Regarding Deductibility

Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to a "covered officer" exceeds $1 million in any one tax year. Applicable IRS regulations define "covered officers" to include the CEO and each of the next three most highly compensated executive officers (but excluding in all cases the CFO). The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval of the plan under which such performance-based payments are made, pre-establishment of the applicable performance goals and certification that the goals have been met by the CNG Committee. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but time-based restricted stock and time-based restricted stock unit awards (other than performance-based stock and performance-based stock unit awards) may not be deductible if the aggregate compensation of the executive officer would exceed the $1,000,000 limit. The CNG Committee believes that all performance-based restricted stock that was granted historically under the Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. In 2015, the Company's stockholders approved the Company's EIC Plan in order to ensure future annual incentive awards under that plan meet the requirements for deductibility under Section 162(m). All performance targets used in the EIC Plan for 2015 were set forth in the plan approved by stockholders. However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

 COMPENSATION COMMITTEE REPORT

The CNG Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management and, based on review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
Barry C. Fitzpatrick C. William Hosler Timothy B. Matz Roger H. Molvar Robert A. Stine, Chairperson

2015 NEO SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Matthew P. Wagner	2015		$800,000	—	—	—	$1,220,400	—	$325,480	$2,345,880
Chief Executive Officer	2014		$754,167	—	$5,654,531	—	$1,265,880	—	$266,578	$7,941,156
and President	2013		$750,000	$250,000	$9,652,324	—	$794,850	—	$448,097	$11,895,271
Patrick J. Rusnak	2015	(3)	$320,192	—	$2,059,813	—	$339,000	—	$236,448	$2,955,453
Executive Vice President and Chief Financial Officer
Victor R. Santoro	2015	(4)	$600,000	—	—	—	$610,200	—	$116,546	$1,326,746
Executive Vice President and	2014		$539,063	—	$1,809,450	—	$632,940	—	$126,008	$3,107,461
Vice Chair, Corporate Development	2013		$456,250	$150,000	$3,997,070	—	$338,474	—	$220,746	$5,162,540
James J. Pieczynski	2015	(5)	$703,196	—	—	—	$715,150	—	$233,740	$1,652,086
Executive Vice President	2014		$554,539	—	$2,814,700	—	$738,430	—	$101,718	$4,209,387
Bryan M. Corsini	2015	(5)	$453,196	—	—	—	$460,900	—	$128,518	$1,042,614
Executive Vice President and Chief Credit Officer of the Company	2014		$375,624	—	$1,809,450	—	$474,705	—	$79,334	$2,739,113
Frank Tower	2015	(6)	$67,031	—	$600,016	—	$295,000	—	$8,665	$970,712
Executive Vice President

(1)
Represents the grant date fair value of the Company's common stock underlying awards of restricted stock granted in fiscal year 2015. For further information, see Note 16, Stock Based Compensation Plans, to the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the Company's Annual Report on Form 10-K.

(2)
Includes dividends on unvested restricted stock, Company contributions to the 401(k) plan, either personal use of Company owned automobiles or airplane or cash automobile allowance, reimbursement of relocation expenses and club dues, and life, medical, long-term care and disability insurance premiums paid by the Company. Dividends on the restricted stock are paid at the same rate as that paid on the Company's outstanding common stock when declared by the Board of Directors. See table below which provides the detail of these amounts.

(3)
Mr. Rusnak joined the Company on April 27, 2015.

(4)
Mr. Santoro retired as Chief Financial Officer on August 10, 2015, and he became Executive Vice President and Vice Chair, Corporate Development on August 10, 2015.

(5)
Messrs. Pieczynski and Corsini joined the Company on April 8, 2014.

(6)
Mr. Tower joined the Company on October 7, 2015.

 2015 ALL OTHER NEO COMPENSATION TABLE

The table below summarizes the components of "All Other Compensation" for the NEOs.

	Dividends on Unvested Restricted Stock	Travel Expense		Relocation Expense	401(k) Contribution(1)	Club Dues		Life, Medical, Long-term Care and Disability Insurance Premiums	Total
Matthew P. Wagner
2015	$228,515	$61,428	(2)	—	—	$12,212		$23,325	$325,480
2014	$193,812	$37,769	(2)	—	—	$12,009		$22,988	$266,578
2013	$408,333	$4,496	(3)	—	—	$10,964		$24,304	$448,097
Patrick J. Rusnak(5)
2015	$66,675	$8,000	(3)	$134,890	$7,777	—		$19,106	$236,448
Victor R. Santoro(6)
2015	$67,500	$12,000	(3)	—	—	$6,570		$30,476	$116,546
2014	$70,377	$18,764	(3)	—	—	$6,390		$30,477	$126,008
2013	$171,666	$12,000	(3)	—	—	$5,745		$31,335	$220,746
James J. Pieczynski(7)
2015	$104,999	—		—	$7,273	$82,835	(4)	$38,633	$233,740
2014	$70,000	—		—	—	—		$31,718	$101,718
Bryan M. Corsini(7)
2015	$73,125	—		—	$7,950	$6,405		$41,038	$128,518
2014	$45,000	—		—	—	—		$34,334	$79,334
Frank Tower(8)
2015	$6,512	—		—	$1,625	—		$528	$8,665

(1)
Represents Company matching contribution in 401(k) plan.

(2)
Amounts include $50,816 and $30,768 for 2015 and 2014, respectively, representing 100% of the costs associated with an aircraft flight membership service provided to Mr. Wagner for his personal use and amounts attributable for personal use of a Company owned automobile.

(3)
Represents either personal use of Company owned automobile or cash automobile allowance.

(4)
Amount includes a $75,000 one-time membership fee reimbursed in connection with Mr. Pieczynski joining a new club whose services will be utilized for business and personal purposes at the discretion of Mr. Pieczynski.

(5)
Mr. Rusnak joined the Company on April 27, 2015.

(6)
Mr. Santoro retired as Chief Financial Officer on August 10, 2015, and he became Executive Vice President and Vice Chair, Corporate Development on August 10, 2015.

(7)
Messrs. Pieczynski and Corsini joined the Company on April 8, 2014.

(8)
Mr. Tower joined the Company on October 7, 2015.

 2015 Grants of Plan-Based Awards

									All Other Option Awards: Number of Securities Under lying Options (#)
								All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Matthew P. Wagner
	—	$900,000	$1,200,000	$1,500,000	—	—	—	—	—	—	—
Patrick J. Rusnak	5/12/15				44,450						$2,059,813
	—	$375,000	$500,000	$625,000	—	—	—	—	—	—	—
Victor R. Santoro	—	—	—	—	—	—	—	—	—	—	—
	—	$450,000	$600,000	$750,000	—	—	—	—	—	—	—
James J. Pieczynski	—	—	—	—	—	—	—	—	—	—	—
	—	$527,397	$703,196	$878,995	—	—	—	—	—	—	—
Bryan M. Corsini	—	—	—	—	—	—	—	—	—	—	—
	—	$339,897	$453,196	$566,495	—	—	—	—	—	—	—
Frank Tower	11/3/15				13,024						$600,016
	—	$304,504	$406,005	$507,506	—	—	—	—	—	—	—

(1)
Amounts indicated represent potential equity incentive cash bonuses under the provisions of the Company's 2015 EIC Plan. Refer to the "Non-Equity Incentive Plan Compensation" column in the 2015 NEO Summary Compensation Table for the actual payout amounts.

(2)
Stock grants may be made pursuant to the Plan. Grants are generally long-term incentive grants of time-based restricted stock that vest in equal annual installments over 3 or 4 years. Dividends are paid on unvested restricted stock generally at the same rate as dividends are paid to stockholders on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon the death of the individual.

 Outstanding Equity Awards at December 31, 2015

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew P. Wagner	—	—	—	—	—	105,468	$4,545,671	—	—
Patrick J. Rusnak	—	—	—	—	—	44,450	$1,915,795	—	—
Victor R. Santoro	—	—	—	—	—	30,000	$1,293,000	—	—
James J. Pieczynski	—	—	—	—	—	46,666	$2,011,305	—	—
Bryan M. Corsini	—	—	—	—	—	33,750	$1,454,625	—	—
Frank Tower	—	—	—	—	—	13,024	$561,334	—	—

(1)
Represents grants of time-based restricted stock granted under the Plan. Such shares generally vest in equal annual installments over 3 or 4 years. Dividends are paid on unvested time-based restricted stock at the same rate as dividends paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested time-based restricted stock lapse, and shares accelerate vesting, upon the death of the individual.

(2)
Market value is determined using the December 31, 2015 closing price of the Company's common stock of $43.10 per share.

 2015 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	—	—	35,157	$1,627,418
Patrick J. Rusnak	—	—	—	—
Victor R. Santoro	—	—	15,000	$694,350
James J. Pieczynski	—	—	23,334	$1,080,131
Bryan M. Corsini	—	—	11,250	$520,763
Frank Tower	—	—	—	—

(1)
Value is determined using the closing market price of the Company's common stock on the vesting date.

For more information, see "Compensation Discussion and Analysis—2015 Executive Compensation Decisions" beginning on page 41.

Potential Payments on Termination and Change in Control

Change in Control for the Severance Pay Plan.    The Company has a Severance Pay Plan in which the NEOs and other company officers are participants. The Severance Pay Plan is a "double trigger" plan, which provides severance to participants in the event of a Change in Control (defined below) and, within two years thereof, termination of employment by a participant for Good Reason (defined below) or termination of a participant other than for Cause (defined below). Under those circumstances, the Company will: (1) provide or pay, as the case may be, the participant (a) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual incentive for the year in which the participant is terminated, and (b) a designated multiple of the participant's annual compensation (annual base salary plus annual target incentive, automobile allowance and club dues), and (2) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Code by reason of a change in control, then the Company may gross the participant up for the impact of that tax as specified in the Severance Pay Plan depending on the date the executive became a participant in the Severance Pay Plan.

In December 2014, our Board approved an amendment to the Severance Pay Plan prohibiting excise tax gross-up payments effective as of April 7, 2016 for participants in the Severance Pay Plan as of December 11, 2014 and as of December 11, 2014 for any person becoming a participant in the Severance Pay Plan following December 11, 2014. Specifically, payments made in connection with the Severance Pay Plan, as amended, will be cut back to amounts that do not exceed the safe harbor provisions of Section 280G of the Internal Revenue Code. In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. Mr. Wagner has a severance multiple of three and each of the other NEOs has a severance multiple of two. The Severance Pay Plan is administered by the Company's CNG Committee.

The following terms are defined under the Severance Pay Plan:

  •
  "Change in Control" generally means: (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the Plan) control of the Company's board of directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's stockholders do not hold at least a majority (70% under the Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means: (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to: (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (2) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

The following table sets forth the potential payments that may be made to the NEOs upon a termination in connection with a Change in Control or otherwise. Except as described pursuant to the Severance Pay Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a qualifying termination following a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2015, and indicate payments that would have been received by the NEOs if the relevant termination had taken place on December 31, 2015.

2015 NEO CHANGE IN CONTROL TABLE

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(1)(2)	Continuation of Medical/ Welfare Benefits ($)(3)	Other Amounts ($)(4)	Total Termination Benefits ($)(5)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(6)	$276,923	—	—	—	—	$276,923
Termination without Cause or for Good Reason after Change in Control(7)(8)	$2,400,000	$3,600,000	$4,545,671	$29,817	$112,794	$10,688,282
Disability(9)	—	—	—	—	—	—
Death(9)	—	—	$4,545,671	—	—	$4,545,671
Patrick J. Rusnak
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(6)	$173,077	—	—	—	—	$173,077
Termination without Cause or for Good Reason after Change in Control(7)(8)	$1,000,000	$1,000,000	$1,915,795	$17,702	$44,510	$3,978,007
Disability(9)	—	—	—	—	—	—
Death(9)	—	—	$1,915,795	—	—	$1,915,795
Victor R. Santoro
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(6)	$207,692	—	—	—	—	$207,692
Termination without Cause or for Good Reason after Change in Control(7)(8)	$1,200,000	$1,200,000	$1,293,000	—	$98,092	$3,791,092
Disability(9)	—	—	—	—	—	—
Death(9)	—	—	$1,293,000	—	—	$1,293,000
James J. Pieczynski
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(6)	$243,414	—	—	—	—	$243,414
Termination without Cause or for Good Reason after Change in Control(7)(8)	$1,406,392	$1,406,392	$2,011,305	$26,550	$90,386	$4,941,025
Disability(9)	—	—	—	—	—	—
Death(9)	—	—	$2,011,305	—	—	$2,011,305
Bryan M. Corsini
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(6)	$156,876	—	—	—	—	$156,876
Termination without Cause or for Good Reason after Change in Control(7)(8)	$906,392	$906,392	$1,454,625	$26,550	$92,336	$3,386,295
Disability(9)	—	—	—	—	—	—
Death(9)	—	—	$1,454,625	—	—	$1,454,625
Frank Tower
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(6)	$140,540	—	—	—	—	$140,540
Termination without Cause or for Good Reason after Change in Control(7)(8)	$812,010	$812,010	$561,334	$26,550	$25,056	$2,236,960
Disability(9)	—	—	—	—	—	—
Death(9)	—	—	$561,334	—	—	$561,334

(1)
Under the Plan with respect to awards granted prior to December 11, 2014, upon a change in control, any unvested stock options, unvested time-based or performance-based restricted stock, or other equity awards would fully vest. The amounts in this column represent the value of the unvested time-based restricted stock held by the NEOs based on the closing price of the Company's common stock on December 31, 2015.

(2)
For amounts listed with respect to termination without cause or for good reason after a change in control, the payments relating to time-based shares represent the value of unvested and accelerated stock as of December 31, 2015, calculated by multiplying the number of accelerated shares by the closing price of the Company's common stock on December 31, 2015.

(3)
Represents reimbursement for COBRA payments based on employee's premiums for health and dental insurance at December 31, 2015 multiplied by employee's severance multiple.

(4)
Other amounts include three times the sum of the amounts for an automobile allowance of $12,000, life, medical, long-term care and disability insurance premiums paid by the Company, and club dues for Mr. Wagner and two times the sum of the same items for the other NEOs.

(5)
Upon the April 7, 2014 change in control of the Company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Code. The Company has agreed to reimburse Messrs. Wagner, Santoro, Pieczynski and Corsini for all excise taxes that are imposed on the executive under Section 4999 and any income and excise taxes that are payable by the executive as a result of any reimbursement for Section 4999 excise taxes. There are no excise taxes payable for Messrs. Wagner, Santoro, Pieczynski and Corsini and such excise tax provision is not applicable to Messrs. Rusnak and Tower.

(6)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. Amounts based on 18 weeks of salary for each Named Executive Officer. In addition, eligible employees are entitled to an annual incentive prorated from the beginning of the calendar year to the date of separation. The above table does not include any prorated bonuses because the involuntary termination severance payments presented therein are as of the end of the year.

(7)
Assumes an effective date of a change in control of December 31, 2015. In addition to the payments provided in this row, in the event the NEO is terminated within 24 months following a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and annual incentive, which are earned through the date of termination.

(8)
The Severance Pay Plan is a "double trigger" program, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Pay Plan: in the event the named executive is terminated within two years after a change in control either: (1) by the Company for any reason other than cause or (2) by the executive for good reason, the Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award.

  For a termination at December 31, 2015:

  •
  Mr. Wagner had a base salary of $800,000 and an EIC Plan target of 150% of his base salary, or $1,200,000;

  •
  Mr. Rusnak had a base salary of $500,000 and an EIC Plan target of 100% of his base salary, or $500,000;

  •
  Mr. Santoro had a base salary of $600,000 and an EIC Plan target of 100% of his base salary, or $600,000;

  •
  Mr. Pieczynski had a base salary of $703,196 and an EIC Plan target of 100% of his base salary, or $703,196;

  •
  Mr. Corsini had a base salary of $453,196 and an EIC Plan target of 100% of his base salary, or $453,196; and

  •
  Mr. Tower had a base salary of $406,005 and an EIC Plan target of 100% of his base salary, or $406,005.

  See "Compensation Discussion and Analysis—2015 Executive Compensation Decisions" beginning on page 41 of this Proxy Statement for more information regarding the award opportunities under the EIC Plan during 2015.

(9)
A termination of employment due to death or disability does not entitle the NEOs to any payments or benefits that are not available to salaried employees generally. However, unvested stock awards vest upon death.

The change in control termination benefits for all of our NEO's are subject to reduction to the extent that they exceed the safe harbor amount calculated under Section 280G of the Code. The following table shows how the 280G cutback would affect each NEO at December 31, 2015:

Named Executive Officer	Total Change in Control Termination Benefits	Less Section 280G Cutback(1)	Net Change in Control Termination Benefits
Matthew P. Wagner	$10,688,282	—	$10,688,282
Patrick J. Rusnak	$3,978,007	$1,862,881	$2,115,126
Victor R. Santoro	$3,791,092	—	$3,791,092
James J. Pieczynski	$4,941,025	—	$4,941,025
Bryan M. Corsini	$3,386,295	—	$3,386,295
Frank Tower	$2,236,960	$1,226,911	$1,010,049

(1)
On December 11, 2014, the Board approved an amendment to the Severance Pay Plan to eliminate the provisions providing for the gross up of excise taxes imposed by Section 4999 of the Code and to provide for the cutback of amounts payable under the Severance Pay Plan, as amended, to an amount that does not exceed the safe harbor amount under Section 280G of the Code for any participant joining the Severance Pay Plan after December 11, 2014 and for then existing participants in the Severance Pay Plan as of April 7, 2016. The amounts for Messrs. Rusnak and Tower reflect the cutback of amounts payable under the Severance Pay Plan, as amended, to an amount that does not exceed the safe harbor amount under Section 280G of the Code. Calculations to estimate the excise tax due under the Code and the related gross up are complex and require a number of assumptions. This calculation is an estimate for proxy disclosure only.

 PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of our NEOs.

Our stockholders approved our 2015 "say-on-pay" vote as a result of a number of policies we made to strengthen our corporate governance to more closely align our executive compensation program with the Company's performance and to make our compensation program more responsive to stockholder interests.

These changes include:

  •
  Increasing our stockholder outreach;

  •
  Amending our bylaws to provide for majority voting for directors in uncontested elections;

  •
  Enhancing our Lead Independent Director's authority and responsibilities;

  •
  Adopting a clawback policy to enable the Company to recover incentive compensation if we, among other things, restate our financial statements;

  •
  Adopting double-trigger vesting of stock awards on a change in control for all stock awards granted beginning in 2015;

  •
  Adopting robust stock ownership guidelines for certain executives, including requiring our CEO to own stock valued at five times his base salary;

  •
  Eliminating the excise tax gross-up feature under our Severance Pay Plan in the event of a future change in control of the Company; and

  •
  Enhancing our compensation disclosure.

As noted above, during 2015 and 2016, we continued to enhance our compensation programs as a result of stockholder engagement, including this proposal, commonly known as a "say-on-pay" proposal, that gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our NEOs described in this Proxy Statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

As an advisory vote, this proposal is not binding upon the Board or the Company. The CNG Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. The Board believes that the compensation of the Company's NEOs is appropriate and should be approved on an advisory basis by the Company's stockholders as more particularly outlined in "Compensation Discussion and Analysis" beginning on page 36.

The PacWest Board of Directors recommends a vote "FOR" approval of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC.

AUDIT MATTERS
In this section, you will find:
• Audit Committee Report • Independent Auditor Fees • Pre-Approval and Policies and Procedures

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, including the review and approval or ratification of related-party transactions of the Company, (iii) the independent auditors' qualifications and independence, (iv) the performance of the independent auditors and the Company's internal audit function, and (v) in conjunction with the Risk Committee, the Company's risk management functions.

The Audit Committee assists in deciding whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors.

As set forth in the Audit Committee charter, management of the Company is responsible for:

  •
  the preparation, presentation and integrity of the Company's consolidated financial statements;

  •
  the Company's accounting and financial reporting principles and internal controls;

  •
  procedures designed to assure compliance with accounting standards and applicable laws and regulations; and

  •
  reviewing financial results, press releases and financial statement filings with the SEC.

The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

During 2015, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2015 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (United States) ("PCAOB") in Rule 3200T.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors' communications with the Audit Committee. The Audit Committee has also discussed auditor independence with the independent auditors.

Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2015 be included in its Annual Report for filing with the SEC.

AUDIT COMMITTEE

Craig A. Carlson C. William Hosler Susan E. Lester, Chairperson Timothy B. Matz Roger H. Molvar

Independent Auditor

The Audit Committee has reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

The following is a description of fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2015 and 2014 and fees billed for other services rendered by KPMG LLP:

         Audit Fees.    Audit fees include fees for the annual audit of the Company's consolidated financial statements included in the Annual Report, audit of acquired opening balance sheet in accordance with securities laws, rules and regulations, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC, and the issuance of consents and comfort letters. The aggregate audit fees earned by KPMG LLP for the years ended December 31, 2015 and 2014 totaled $2,697,704 and $2,475,000 respectively.

         Audit-Related Fees.    Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit. The aggregate audit-related fees earned by KPMG LLP for the years ended December 31, 2015 and 2014 totaled $0 and $57,000, respectively.

         Tax Fees.    Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2015 and 2014 totaled $1,348,679 and $1,560,171, respectively. Of the 2015 tax fees, tax compliance and preparation fees totaled $853,762.

         All Other Fees.    No other fees were billed to the Company by KPMG LLP for the years ended December 31, 2015 and 2014.

         Pre-Approval Policies and Procedures.    The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax, and all other services performed by the independent auditors. During 2015, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining the independence of KPMG LLP.

PROPOSAL 4: RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

The Company's Audit Committee has appointed the firm of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2016, and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent auditors since the Company's formation in 2000. Subject to the matters discussed under the section entitled "Audit Committee Report", the Audit Committee carefully considered the firm's qualifications as independent auditors for the Company, including a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under the section entitled "Audit Committee Report", including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2015 are described under the section entitled "Independent Auditor Fees" above.

The Company's organizational documents do not require that stockholders ratify the appointment of KPMG LLP as independent auditors. The Company is seeking stockholder approval because the Board of Directors believes it is a matter of good corporate governance practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may consider the appointment of other independent auditors, but is not required to do so. The Audit Committee retains the power to replace the independent auditors if the Audit Committee determines that the best interests of the Company warrant a change.

The PacWest Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2016.

INFORMATION ON STOCK OWNERSHIP
In this section, you will find:
• Owners of More than 5% • Director and Executive Officer Ownership • Section 16(a) Beneficial Ownership Reporting Compliance

OWNERS OF MORE THAN FIVE PERCENT

The following table sets forth the beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date. Other than as set forth below, based on the public filings that beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, there are no beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)
Capital World Investors(2) 333 Hope Street Los Angeles, CA 90071	8,820,149	7.34%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	7,717,064	6.42%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10022	7,704,599	6.41%
FMR LLC(5) 245 Summer Street Boston, MA 02210	6,956,829	5.79%

(1)
Based on 120,208,695 shares of common stock of the Company issued and outstanding as of the March 21, 2016 Record Date, excluding 1,562,557 shares of unvested time-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13G filed February 12, 2016, by Capital World Investors (the "Capital World 13G"). According to the Capital World 13G, Capital World Investors is the beneficial owner of 8,820,149 shares of Company common stock, with sole disposition power and sole voting power over all such shares.

(3)
Based on a Schedule 13G/A filed February 11, 2016, by The Vanguard Group (the "Vanguard 13G/A"). According to the Vanguard 13G/A, The Vanguard Group is the beneficial owner of 7,717,064 shares of Company common stock, with sole disposition power over 7,638,309 of such shares and sole voting power over 81,256 of such shares.

(4)
Based on a Schedule 13G/A filed January 27, 2016, by BlackRock, Inc. (the "BlackRock 13G/A"). According to the BlackRock 13G/A, BlackRock, Inc. is the beneficial owner of 7,704,599 shares of Company common stock, with sole disposition power over all of such shares and sole voting power over 7,288,627 of such shares.

(5)
Based on a Schedule 13G/A filed February 12, 2016, by FMR LLC (the "FMR 13G/A"). According to the FMR 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment advisor, is the beneficial owner of 6,956,829 shares of Company common stock, with sole disposition power over all such shares and sole voting power over 2,258 of such shares. According to the FMR 13G/A, Abigail P. Johnson, Director, Vice Chairman, CEO and President of FMR LLC, may be deemed to be the indirect beneficial owner of such shares.

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company's common stock as of the Record Date by: (1) each director; (2) each individual named in the 2015 NEO Summary Compensation Table on page 51; and (3) our current directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name	Number of Shares Owned		Percent of Class(1)
Directors and Director Nominees Who Are Not Named Executive Officers
John M. Eggemeyer	258,427	(2)	*
Andrew B. Fremder	22,673		*
Barry C. Fitzpatrick	28,095	(3)	*
C. William Hosler	41,870		*
Craig A. Carlson	9,950		*
Daniel B. Platt	36,414	(4)	*
Douglas H. (Tad) Lowrey	142,683	(5)	*
Robert A. Stine	37,204	(6)	*
Roger H. Molvar	5,438		*
Susan E. Lester	21,825		*
Timothy B. Matz	58,244	(7)	*
Paul R. Burke	3,976	(8)	*
Named Executive Officers
Matthew P. Wagner Chief Executive Officer and President of the Company, Current Director and Director Nominee	455,408	(9)	*
Patrick J. Rusnak Executive Vice President and Chief Financial Officer of the Company	22,513	(10)	*
Victor R. Santoro Executive Vice President and Vice Chairman, Corporate Development of the Company	174,035	(11)	*
James J. Pieczynski Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank, Current Director and Director Nominee	172,140	(12)	*
Bryan Corsini Executive Vice President and Chief Credit Officer of the Company	41,855	(13)	*
Frank Tower Executive Vice President of the Company and President of the Square 1 Bank Division of Pacific Western Bank	4,013	(14)	*
All Directors and Executive Officers as a group (24 persons)	1,723,329	(15)	1.43%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See footnote (1) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the March 21, 2016 Record Date. This would include any restricted stock which vests within 60 days of the Record Date. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated. For purposes of this table, "percent of class" is based on 120,208,695 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,562,557 shares of unvested time-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. The amounts in the table are as of the Record Date of March 21, 2016.

(2)
Mr. Eggemeyer's beneficial ownership excludes 1,537,260 shares beneficially owned by Castle Creek Capital Partners IV LP, of which Mr. Eggemeyer is a principal of the sole general partner.

(3)
Mr. Fitzpatrick has shared voting and investment power with respect to 22,890 shares that are held in a trust of which he is co-trustee.

(4)
Mr. Platt has shared voting and investment power with respect to 33,044 shares that are held in a trust of which he is co-trustee.

(5)
Mr. Lowrey has shared voting and investment power with respect to 142,683 shares that are held in a trust of which he is co-trustee.

(6)
Mr. Stine has shared voting and investment power with respect to 37,204 shares that are held in a trust of which he is co-trustee.

(7)
Mr. Matz's beneficial ownership amount includes 21,000 shares held in a collateral account in his name as these shares have been lent to a third party in exchange for a note receivable.

(8)
Mr. Burke's beneficial ownership excludes 51,672 shares beneficially owned by three Northaven entities of which Mr. Burke is a principal.

(9)
Mr. Wagner's beneficial ownership amount does not include (i) 46,145 shares of PRSUs granted on February 10, 2016 that vest only if performance goals with respect to Relative TSR, EPS and ROAA, in each case defined above, are met over a three-year performance period; (ii) 112,818 shares of unvested RSAs; and (iii) 17,003 shares of common stock owned by his spouse and for which he disclaims beneficial ownership.

(10)
Mr. Rusnak's beneficial ownership amount does not include (i) 20,508 shares of PRSUs granted on February 10, 2016 that vest only if performance goals with respect to Relative TSR, EPS and ROAA are met over a three-year performance period; and (ii) 52,229 shares of unvested RSAs.

(11)
Mr. Santoro's beneficial ownership amount does not include 15,000 shares of unvested RSAs. Mr. Santoro's beneficial ownership amount includes 144,043 shares that are pledged as collateral for a personal line of credit and 479 shares held jointly with his spouse.

(12)
Mr. Pieczynski has shared voting and investment power with respect to 148,807 shares that are held in trust of which he is co-trustee. Mr. Pieczynski's beneficial ownership amount does not include (i) 34,180 shares of PRSUs granted on February 10, 2016 that vest only if performance goals with respect to Relative TSR, EPS and ROAA are met over a three-year performance period; and (ii) 54,819 shares of unvested RSAs.

(13)
Mr. Corsini's beneficial ownership amount does not include (i) 12,818 shares of PRSUs granted on February 10, 2016 that vest only if performance goals with respect to Relative TSR, EPS and ROAA are met over a three-year performance period; and (ii) 34,307 shares of unvested RSAs.

(14)
Mr. Tower's beneficial ownership amount does not include (i) 10,254 shares of PRSUs granted on February 10, 2016 that vest only if performance goals with respect to Relative TSR, EPS and ROAA are met over a three-year performance period; and (ii) 22,470 shares of unvested RSAs.

(15)
Of these shares, 144,043 are pledged as collateral to a lender.

EXECUTIVE OFFICERS

The following table sets forth each executive officer of the Company, his or her age as of the Record Date, current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year in which assumed current position	Year hired by the Company(1)
Christopher D. Blake	56	Executive Vice President, Human Resources of the Company and Pacific Western Bank	2014	1994
Suzanne R. Brennan	65	Executive Vice President, Risk Management of the Company and Pacific Western Bank	2016	2011
Mark Christian	52	Executive Vice President, Manager of Operations and Systems of the Company and Pacific Western Bank	2005	1997
Bryan M. Corsini	54	Executive Vice President, Chief Credit Officer of the Company and Executive Vice President of Pacific Western Bank	2014	2000
Lynn M. Hopkins	48	Executive Vice President, Chief Accounting Officer of the Company and Pacific Western Bank	2014	2002
Stanley R. Ivie	56	Executive Vice President, Chief Risk Officer of the Company and Pacific Western Bank	2016	2016
Kori L. Ogrosky	46	Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President and Corporate Secretary of Pacific Western Bank	2014	2005
James J. Pieczynski	53	Executive Vice President and Director of the Company and President of the CapitalSource Division and Director of Pacific Western Bank	2014	2001
Patrick J. Rusnak	52	Executive Vice President, Chief Financial Officer of the Company and Pacific Western Bank	2015	2015
Victor R. Santoro	67	Executive Vice President, Vice Chairman of Corporate Development of the Company and Pacific Western Bank	2015	2003
Frank Tower	49	Executive Vice President of the Company and President of the Square 1 Bank Division of Pacific Western Bank	2015	2014
Matthew P. Wagner	59	Chief Executive Officer, President and Director of the Company and Pacific Western Bank	2000	2000

(1)
If the executive joined the Company through an acquisition or merger, date above indicates date of hire at predecessor company and from which years of service are credited.

Christopher D. Blake.    Mr. Blake is Executive Vice President, Human Resources of the Company and Pacific Western Bank. Mr. Blake became President of the Eastern Region of Pacific Western

Bank when Pacific Western National Bank was acquired by the Company on January 31, 2002 and served in that position until April 2014 when he assumed his current position. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999.

Suzanne R. Brennan.    Ms. Brennan is Executive Vice President, Risk Management of the Company and Pacific Western Bank, and she was the Chief Risk Officer of the Company from January 2011 until March 2016. Prior to rejoining the Company in January 2011, Ms. Brennan was Executive Vice President of Operations and Systems at Guaranty Bancorp from May 2005 to December 2010. Prior to Guaranty Bancorp, Ms. Brennan was Executive Vice President, Manager of Systems and Operations for the Company from April 2002 to May 2005. Prior to Ms. Brennan's initial employment with the Company, Ms. Brennan was President of Summit Consulting Group; Executive Vice President of Western Bancorp; Senior Vice President of U.S. Bancorp; and a Manager with the Federal Reserve Bank of Minneapolis.

Mark Christian.    Mr. Christian is Executive Vice President, Manager of Operations and Systems of the Company and the Bank. Mr. Christian joined the Company in 2000 with its acquisition of Rancho Santa Fe National Bank where he had been Senior Vice President of Operations since 1997.

Bryan M. Corsini.    Mr. Corsini is Executive Vice President, Chief Credit Officer of the Company and Executive Vice President of Pacific Western Bank. Prior to joining the Company, Mr. Corsini served as the Executive Vice President and Chief Administrative Officer of CapitalSource Bank from October 2011 to April 2014. Mr. Corsini previously served as President, Credit Administration of CapitalSource Bank from July 2008 to October 2011 and as Chief Credit Officer from CapitalSource Inc.'s inception in 2000 until July 2008. Prior to joining CapitalSource, from 1986 to 2000, Mr. Corsini was an Executive Vice President with Fleet Capital Corporation, a commercial finance company.

Lynn M. Hopkins.    Ms. Hopkins is Executive Vice President, Chief Accounting Officer of the Company and Pacific Western Bank. From 2002 until April 2014, Ms. Hopkins was Executive Vice President of the Company and Executive Vice President, Chief Financial Officer of Pacific Western Bank and served as Corporate Secretary of the Company from July 2009 until April 2014. Prior to joining the Company, Ms. Hopkins was Senior Vice President, Controller of California Community Bancshares, Inc. and Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from 2000 to 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and Chief Financial Officer of its wholly-owned subsidiary, Southern California Bank. Prior to joining Western Bancorp, Ms. Hopkins was associated with KPMG LLP.

Stanley R. Ivie.    Mr. Ivie is Executive Vice President, Chief Risk Officer of the Company and Pacific Western Bank. Prior to joining the Company in March 2016, Mr. Ivie was the Regional Director for the Federal Deposit Insurance Corporation's ("FDIC") San Francisco Region since April 2007. Prior to becoming the Regional Director for the San Francisco Region of the FDIC, Mr. Ivie was Regional Director for the FDIC's Dallas Region. Prior to becoming Regional Director for the Dallas Region, he served as the Deputy Director for the Division of Resolutions and Receiverships. Prior to his appointment as Deputy Director, Mr. Ivie served as an Assistant Director for the Division of Resolutions and Receiverships in Washington, D.C. Mr. Ivie served on the Board of Directors for the Pacific Coast Banking School until January 2016.

Kori L. Ogrosky.    Ms. Ogrosky is Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President and Corporate Secretary of Pacific Western Bank. Prior to joining the Company in April 2014, Ms. Ogrosky was Senior Vice President and General Counsel of CapitalSource Inc. from January 2012 to April 2014. Ms. Ogrosky served in various roles in CapitalSource's legal department since 2005. Prior to joining CapitalSource,

Ms. Ogrosky was an Associate at White & Case LLP from November 1999 to November 2004, where she focused on corporate and securities laws, corporate finance and governance matters.

James J. Pieczynski.    Mr. Pieczynski is Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank, and he has served as a director of the Company and Pacific Western Bank since 2014. Mr. Pieczynski served as a director of CapitalSource Inc. from January 2010 to April 2014 and as Chief Executive Officer of CapitalSource Inc. from January 2012 to April 2014. Mr. Pieczynski also served as President of CapitalSource Bank from January 2012 to April 2014 and was a member of the Board of Directors of CapitalSource Bank from January 2013 to April 2014. Mr. Pieczynski previously served as CapitalSource Inc.'s Co-Chief Executive Officer from January 2010 through December 2011, President-Healthcare Real Estate Business from November 2008 until January 2010, and Co-President-Healthcare and Specialty Finance from January 2006 until November 2008. Mr. Pieczynski also serves on the Board of Directors, chairs the Nominating and Governance Committee and is a member of the Audit Committee and Compensation Committee of LTC Properties, Inc., a self-administered real estate investment trust. Mr. Pieczynski has extensive experience in the healthcare real estate industry, including his experience managing the CapitalSource Division of Pacific Western Bank.

Patrick J. Rusnak.    Mr. Rusnak is Executive Vice President and Chief Financial Officer of the Company and Pacific Western Bank. Mr. Rusnak served as Chief Financial Officer for Sterling Financial Corporation from January 2011 to April 2014. Mr. Rusnak previously served in several executive roles for AmericanWest Bancorporation, including as Chief Executive Officer from July 2008 to December 2010. Prior to his employment with AmericanWest Bancorporation, Mr. Rusnak was the Chief Operating Officer of Western Sierra Bancorp from May 2005 through June 2006.

Victor R. Santoro.    Mr. Santoro is Executive Vice President, Vice Chairman of Corporate Development of the Company and Pacific Western Bank. Mr. Santoro is also a director of Pacific Western Bank. Mr. Santoro previously was Chief Financial Officer of the Company from 2003 and of Pacific Western Bank from April 2014 until his retirement from both positions in August 2015. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

Frank Tower.    Mr. Tower is Executive Vice President of the Company and President of the Square 1 Bank Division of Pacific Western Bank where he leads the technology, life sciences and venture capital practices across the country. Prior to joining the Company in October 2015, Mr. Tower served as Executive Vice President at Square 1 Bank since January 2014. Previous experience also includes roles as Senior Vice President and Senior Credit Officer during his 10-year tenure at Silicon Valley Bank. Mr. Tower is a founding general partner of Gold Hill Capital Management, LLC, an independent venture debt firm, and he has over 20 years of experience financing high growth, venture-backed technology and life science companies.

Matthew P. Wagner.    Mr. Wagner has been Chief Executive Officer of the Company and Pacific Western Bank and a director of the Company since 2000. Mr. Wagner also serves on Pacific Western Bank's Board of Directors. Mr. Wagner served as a director of Guaranty Bancorp from 2004 to 2010. From 1996 to 1999, Mr. Wagner was President and Chief Executive Officer of Western Bancorp, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp, Mr. Wagner served as an Executive Vice President with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996, and as a Senior Vice President, from 1985 to 1990. Mr. Wagner brings extensive leadership and community banking experience to our Board, including executive management experience.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2015.

ANNUAL MEETING INFORMATION
In this section, you will find:
• Householding of Proxy Materials • Other Business • Communication with the Board

"HOUSEHOLDING" OF PROXY MATERIALS

The SEC has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses of the Company.

In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716 or by mail at P.O. Box 64874, St. Paul, Minnesota 55164-0874. Stockholders who are record holders and share an address that would like to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Wells Fargo Shareowner Services at the address set forth above.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Stockholder Proposals

Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Company's Corporate Secretary no later than November 25, 2016 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals. The notice of a proposal must also contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company;

  •
  The text of the proposal to be presented;

  •
  A brief written statement of the reasons why such stockholder favors the proposal; and

  •
  Any material interest of such stockholder in the proposal.

Assuming the Company holds the 2017 Annual Meeting of Stockholders on the anniversary of the Annual Meeting, matters proposed by stockholders for consideration at the 2017 Annual Meeting of Stockholders but not included in our proxy materials must be received by our Corporate Secretary no earlier than January 16, 2017, and no later than February 15, 2017.

Director Nominations

Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the stockholders of the Company called for the election of directors.

Director nominations proposed by stockholders to be made at the 2017 Annual Meeting of Stockholders must be received by our Corporate Secretary no earlier than January 16, 2017, and no later than February 15, 2017.

Pursuant to the Company's Amended and Restated Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company;

  •
  The name, age, business address, residential address, and principal occupation or employment of the person to be nominated;

  •
  The nominee's signed consent to serve as a director of the Company, if elected;

  •
  The number of shares of the Company's stock beneficially owned by the nominee;

  •
  A description of all arrangements and understandings between the stockholder and the nominee pursuant to which the nomination is to be made; and

  •
  Such other information concerning the director nominee as would be required in a proxy statement soliciting proxies for the election of the director nominee under the rules of the SEC.

A copy of the Company's Amended and Restated Bylaws specifying the requirements will be furnished to any stockholder upon written request to the Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints to the Audit Committee concerning accounting, internal controls or auditing matters, may do so by writing care of the Corporate Secretary, PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. The Board has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company's General Counsel and/or other members of the Company's management and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or via a toll-free "hot-line" available to employees for purposes of reporting alleged or suspected wrongdoing.

 INCORPORATION BY REFERENCE

The sections in this Proxy Statement entitled "Compensation Committee Report" and "Audit Committee Report" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such reports by reference therein.

By Order of the Board of Directors,

/s/ KORI L. OGROSKY Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary
Dated: March 25, 2016

APPENDIX A

PACWEST BANCORP 2003 STOCK INCENTIVE PLAN

as amended and restated, February 10, 2016

        1.    Purpose of the Plan.    The purpose of this PacWest Bancorp 2003 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

        2.    Definitions.    As used herein, the following definitions shall apply.

        "2003 Plan" shall mean PacWest Bancorp 2003 Stock Incentive Plan, originally adopted as of April 18, 2003, and as amended and restated hereby.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Administrator" shall mean the Board or any one of the Committees.

        "Affiliate" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

        "APB 25" shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

        "Award" shall mean an Option, Stock Award, or a SAR.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall have the meaning given to it under the Participant's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant's service with the Company or an Affiliate, as determined by the Administrator.

        "Change in Control" shall mean:

          (i)    the consummation of a plan of dissolution or liquidation of the Company;

          (ii)   the individuals who, as of the effective date hereof, are members of the Board ("Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act)(a "Person") other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

          (iii)  the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the "Surviving Company") in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

          (iv)  the sale of all or substantially all the assets of the Company to another person; or

          (v)   the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee appointed by the Board in accordance with Section 3 below.

        "Common Stock" shall mean the common stock of the Company, no par value.

        "Company" shall mean PacWest Bancorp, a Delaware corporation.

        "Consultant" shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

        "Date of Grant" shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

        "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Employee" shall mean any individual who is a common-law employee of the Company or an Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price," in the case of an Option, shall mean the exercise price of a share of Optioned Stock. "Exercise Price," in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

        "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

          (iii)  In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

        "FASB" shall mean the Financial Accounting Standards Board.

        "Granted Stock" shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

        "Grantee" shall mean any person who is granted a Stock Award.

        "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Mature Shares" shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB's interpretation of APB 25.

        "Non-Employee Director" shall mean a non-employee member of the Board.

        "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        "Notice of Stock Appreciation Rights Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

        "Notice of Stock Option Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

        "Option" shall mean a stock option granted pursuant to the Plan.

        "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

        "Optioned Stock" shall mean the Common Stock subject to an Option.

        "Optionee" shall mean any person who receives an Option or a SAR.

        "Participant" shall mean an Optionee or a Grantee.

        "Performance Stock Award" shall mean an Award granted pursuant to Section 9 of the Plan.

        "Plan" shall mean this PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated to date.

        "Qualified Note" shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

        "Restricted Stock Award" shall mean an Award granted pursuant to Section 8 of the Plan.

        "Risk of Forfeiture" shall mean the Grantee's risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

        "SAR" or "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Plan.

        "SAR Agreement" shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

        "Service" shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

        "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

        "Share" shall mean a share of Common Stock.

        "Stock Award" shall mean a Restricted Stock Award or a Performance Stock Award.

        "Stock Award Agreement" shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

        "Tax" or "Taxes" shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

        "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

        "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

        "Vesting Event" shall mean the earlier of: (i) the occurrence of a Change in Control, for all Awards granted with an effective date prior to December 11, 2014; (ii) the termination of a Participant's Service (other than for Cause) following the approval by the stockholders of the Company of any matter, plan or transaction which would constitute a Change in Control, for all Awards granted with an effective date prior to December 11, 2014; (iii) the termination of a Participant's Service by the Company or any successor entity thereto without Cause or by the Participant for Good Reason (as defined in the Award Agreement, if applicable) within twenty-four months following the occurrence of a Change in Control, for all Awards granted with an effective date of December 11, 2014 or afterward; and (iv) the death of a Participant, for all Awards granted with an effective date of November 2, 2005 or afterward.

        3.    Administration of the Plan.

          (a)   Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

            (i)    Section 162(m). To the extent that the Administrator determines that it is desirable to qualify Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (ii)   Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b)   Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

            (i)    to determine the Fair Market Value of the Common Stock;

            (ii)   to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

            (iii)  to determine whether and to what extent Awards are granted under the Plan;

            (iv)  to determine the number of Shares that pertain to each Award;

            (v)   to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

            (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vii) to determine the method of payment of the Exercise Price;

            (viii)  to delegate to others responsibilities to assist in administering the Plan;

            (ix)  to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

            (x)   to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

            (xi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

          (c)   Effect of Administrator's Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

          (d)   Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.    Stock Subject To The Plan.

          (a)   Basic Limitation. The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 9 million, subject to the adjustments provided for in Section 11 of the Plan.1

          (b)   Additional Shares. In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 9 million Shares, subject to the adjustments provided for in Section 11 of the Plan.

        5.    Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

        6.    Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

          (a)   Exercise Price.

            (i)    The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

            (ii)   Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

            (iii)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar

1
Upon the consummation of the CapitalSource Inc. merger on April 7, 2014, an additional 10,686,565 Shares were added to the Plan as a result of amounts that were available for grant under the former CapitalSource Inc. Third Amended and Restated Equity Incentive Plan. Such Shares are available for grant to former employees of CapitalSource who remain employed with the Company and newly hired employees of the Company, and expire on April 29, 2020.

  arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

          (b)   Vesting. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)   Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

          (d)   Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

          (e)   Effect of Termination of Service.

            (i)    Termination of Service. Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (ii)   Disability of Optionee. In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iii)  Death of Optionee. In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iv)  Cause. In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

            (v)   To the extent that the Company does not violate Section 409A of the Code or any regulations adopted, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

              (A)  extent the period of time for which the Option or SAR is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

              (B)  permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          (f)    Stockholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

          (g)   Non-transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

        7.    Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

          (a)   Eligibility. Incentive Stock Options may only be granted to Employees.

          (b)   Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

          (c)   Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

          (d)   10% Stockholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

          (e)   Change in Status. In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

          (f)    Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

        8.    Restricted Stock Award.    Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)   Risk of Forfeiture.

            (i)    General Rule. Shares or units issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

            (ii)   Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)  Forfeiture of Granted Stock. Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

          (b)   Rights as a Stockholder. Upon vesting of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)   Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

          (d)   Non-transferability of Restricted Stock Award. Except as otherwise provided for in Section 12 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        9.    Performance Stock Award.    Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Performance Stock Awards that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)   Risk of Forfeiture.

            (i)    General Rule. Shares or units issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

            (ii)   Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets ("ROA"); cash ROA; return on average equity ("ROE"); cash ROE; diluted or basic earnings per share ("EPS"); cash EPS; stock price; total shareholder return; net charge-offs/total assets; non-performing assets/total assets; classified assets/(Tier I Capital + ALLL); net interest margin (tax equivalent); return on average tangible common equity; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. When establishing performance goals, the Administrator may mandate that the performance goals be adjusted in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event, provided, however, that in the event of the death of a Participant, any outstanding Performance Awards (1) shall be deemed earned at the target level with respect to all open performance period if death occurs during the performance period, and (2) shall be deemed earned at the actual performance level achieved if death occurs after the end of the performance period.

            (iii)  Certification of Performance. Following the completion of each performance period, the Administrator will determine whether the applicable performance goals have been met with respect to a given Grantee and, if they have, will so certify in writing and ascertain the amount of the applicable Performance Stock Award. No Performance Stock Awards will be paid for such performance period until such certification is made by the Administrator.

            (iv)  Forfeiture of Granted Stock. The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

          (b)   Rights as a Stockholder. Upon vesting of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)   Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

          (d)   Non-transferability of Performance Stock Award. Except as otherwise provided for in Section 12 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        10.    Stock Appreciation Rights.    Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below.

No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)   Exercise Price. The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

          (b)   Vesting. Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)   Term of SARs. No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

          (d)   Non-transferability of SARs. SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

          (e)   Procedure for Exercise. A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

          (f)    Effect of Termination of Service.

            (i)    Termination of Service. Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee's SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (ii)   Disability of Optionee. In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iii)  Death of Optionee. In the event that an Optionee should die while in Service, the Optionee's SARs may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iv)  Cause. In the event of termination of an Optionee's Service due to Cause, the Optionee's SARs shall terminate on the Termination Date.

        11.    Adjustments Upon Changes in Capitalization.

          (a)   Changes in Capitalization. The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, any extraordinary cash dividend, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

          (b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

          (c)   Change in Control. This Section 11(c) shall apply to Awards granted with an effective date of December 11, 2014 or after.

            (i)    Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement or a severance agreement or plan applicable to a Participant), if a Participant's Service is terminated by the Company or any successor entity thereto without Cause or by the Participant for Good Reason (as defined in the Award Agreement, if applicable), in each case upon or within twenty-four months after a Change in Control, each Award granted to such Participant prior to such Change in Control shall become fully vested

    (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Service. As of the Change in Control date, any outstanding Performance Stock Awards shall (1) for awards that have a separate target and maximum performance level (x) be deemed earned at the target level with respect to all open performance periods if a Change in Control occurs within six months after the date of grant or (y) be deemed earned at the actual performance level as of the date of the Change in Control if a Change in Control occurs more than six months after the date of grant, and (2) for awards that do not have a separate target and maximum performance level, be deemed earned at the maximum performance level, and in all cases, the Performance Stock Awards will cease to be subject to any further performance conditions (and the number of Performance Stock Awards earned under this provision will be treated as the number of shares of Granted Stock that are outstanding, including for purposes of a subsequent Vesting Event) but will continue to be subject to time-based service vesting following the Change in Control in accordance with the original performance period.

            (ii)   Notwithstanding the foregoing, in the event of a Change in Control, a Participant's Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted under the Plan, as determined by the Committee in its sole discretion; (ii) cancel such Award for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or SARs over the aggregate Exercise Price of such Options or SARs, as the case may be; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any Options or SARs will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR for which the Exercise Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

        12.    Deferral of Stock Awards and SARs.    The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in any deferred compensation plan of the Company as in effect from time to time. Notwithstanding the foregoing, to the extent an Award is determined to constitute a "deferral of compensation" within the meaning of Section 409A, any such subsequent deferral shall be made in accordance with the terms of Code Section 409A(a)(4) and the regulations promulgated thereunder.

        13.    No Repricings or Reloads.    The Administrator may not take any action which would constitute a "repricing" of Options or other Awards (or cash buyback of underwater Options or other Awards) without the approval of the Company's stockholders prior to effectiveness. The Administrator may not grant any Awards with automatic reload features.

        14.    Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator's discretion, be held in escrow by the Company until the Participant's interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

        15.    Tax Withholding.

          (a)   For corporate purposes, the Company's obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          (b)   To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

            (i)    Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

            (ii)   Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

        16.    Effective Date and Term of the Plan.    The Plan, as an amendment and restatement of the 2003 Plan, was approved by the Board on February 10, 2016 and shall become effective upon stockholder approval of the Plan at the Company's annual stockholder's meeting in 2016. In the event that the Plan is not approved by stockholders at the Company's annual stockholder's meeting in 2016, then the PacWest Bancorp 2003 Stock Incentive Plan as Amended and Restated as of January 13, 2014 will remain in effect pursuant to its terms. Unless sooner terminated by the Administrator, the Plan shall continue until the tenth anniversary of the date the Plan was approved by stockholders. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

        17.    Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company's stockholders shall be subject to stockholder approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

        18.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

        19.    Regulatory Approvals.

          (a)   The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

          (b)   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is then listed for trading (if any).

        20.    No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        21.    Governing Law.    This Plan shall be governed by California law, applied without regard to conflict of laws principles.

        22.    Code Section 409A.    Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding foregoing, to the extent (x) an Award constitutes a "deferral of compensation" within the meaning of Section 409A of the Code, (y) the Grantee or Optionee is a "specified employee" as determined pursuant to Section 409A of the Code as of the date of his or her "separation from service" (within the meaning of Treasury Regulation 1.409A-1(h)), and (z) any such Award cannot be settled or paid without subjecting the Grantee or Optionee to "additional tax", interest or penalties under Section 409A of the Code, then any such settlement or payment that is payable during the first six months following the Grantee's or Optionee's "separation from service" shall be paid or provided to the Grantee or Optionee on the first business day of the seventh calendar month following the month in which his or her "separation from service" occurs or, if earlier, at his or her death. In addition, any settlement or payment of an Award that is subject to Section 409A of the Code upon a termination of Service that represents a "deferral of compensation" within the meaning of Section 409A of the Code shall only be settled or paid upon a "separation from service".

        23.    Limits on Awards to Non-Employee Directors.    No Non-Employee Director may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award.

        24.    Repayment if Conditions Not Met.    If the Administrator determines that all terms and conditions of the Plan and a Grantee's Stock Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (i) with respect to an Option or SAR, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised Option or SAR, as applicable, over the exercise price paid therefor, (ii) with respect to Restricted Stock Awards, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such Restricted Stock Awards, in each case with respect to clauses (i) and (ii) of this Section 24, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

        25.    Right of Offset.    The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Stock Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Administrator otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Administrator will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Stock Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

        26.    Clawback/Recapture Policy.    Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.

        27.    No Liability With Respect to Tax Qualification or Adverse Tax Treatment.    Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Grantee on account of an Award's failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Paul R. Burke 06 C. William Hosler 11 Robert A. Stine 02 Craig A. Carlson 03 John M. Eggemeyer 08 Roger H. Molvar 04 Barry C. Fitzpatrick 09 James J. Pieczynski 05 10 Andrew B. Fremder Daniel B. Platt 07 Susan E. Lester 12 Matthew P. Wagner The Board of Directors recommends you vote FOR proposals 2. through 6. For 0 0 0 0 0 Against 0 0 0 0 0 Abstain 0 0 0 0 0 2. Approval of the Amended and Restated 2003 Stock Incentive Plan. To approve the Company's Amended and Restated 2003 Stock Incentive Plan; Advisory Vote on Executive Compensation. To approve, on an advisory basis (non binding), the compensation of the Company's named executive officers; Ratification of the Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2016; Adjournments. To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the 2016 Annual Meeting of Stockholders (the "Annual Meeting") to solicit additional proxies; Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. 3. 4. 5. 6. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000281052_1 R1.0.1.25 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the stockholder meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the stockholder meeting. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 PACWEST BANCORP 130 S. State College Blvd. Brea, CA 92821 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . PACWEST BANCORP Annual Meeting of Stockholders May 16, 2016 10:30 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Matthew P. Wagner, Patrick J. Rusnak, Lynn M. Hopkins and Kori L. Ogrosky, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, PDT on May 16, 2016, at the Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Absent specific instructions with respect to cumulative voting, the persons named as proxies herein will have full discretionary authority to vote the shares represented by this proxy cumulatively in such a way as to ensure the election of as many of the nominees of the Board of Directors as such persons deem possible. Continued and to be signed on reverse side 0000281052_2 R1.0.1.25